                                 [FINOVA LOGO]


                           FIRST AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


                      PREMIUM AUTO ACCEPTANCE CORPORATION
                          PAACO AUTOMOTIVE GROUP, INC.
                      -----------------------------------
                                  CO-BORROWERS

           PREMIUM AUTO ACCEPTANCE CORPORATION`S FEID NO. 75-2573171
            PAACO AUTOMOTIVE GROUP, INC., INC.'S FEID NO. 75-2457739

                               605 SOUTH LOOP 12
                              -------------------
                              IRVING, TEXAS 75060
                              -------------------

                                 $60,000,000.00
                                 --------------
                                 AMOUNT OF LOAN

                                 MARCH 8, 1999
                                 -------------
                                     (DATE)



===============================================================================
                               REDISCOUNT FINANCE

                               TABLE OF CONTENTS


1.  DEFINITIONS................................................................................................4

2.  LOAN.......................................................................................................7
         2.1.     AMOUNT OF LOAN...............................................................................7
         2.2.     INTEREST RATE................................................................................7
         2.3.     PAYMENTS.....................................................................................8
         2.4.     PAYMENT DUE ON A NON-BUSINESS DAY............................................................8
         2.5.     MANDATORY PAYMENTS...........................................................................8
         2.6.     VOLUNTARY PREPAYMENTS........................................................................8
         2.7.     MAXIMUM INTEREST; CONTROLLING AGREEMENT......................................................8
         2.8.     INTEREST AFTER DEFAULT......................................................................10
         2.9.     STATEMENT OF ACCOUNT........................................................................10
         2.10.    APPLICATION OF PAYMENTS.....................................................................10
         2.11.    ALLOCATION OF PAYMENTS......................................................................10
         2.12.    ADVANCES TO LEAD BORROWER...................................................................10
         2.13.    APPOINTMENT OF AGENT........................................................................10
         2.14.    INVENTORY CREDIT LINE.......................................................................11
         2.15.    RECEIVABLES CREDIT FACILITY.................................................................11

3.  SECURITY..................................................................................................11
         3.1.     SECURITY INTEREST...........................................................................11
         3.2.     FINANCING STATEMENTS AND FURTHER ASSURANCES.................................................12
         3.3.     PLEDGE OF RECEIVABLES.......................................................................12
         3.4.     FAILURE TO DELIVER..........................................................................12
         3.5.     NOTICE OF COLLATERAL ASSIGNMENT.............................................................12
         3.6.     LOCATION OF RECEIVABLES.....................................................................12
         3.7.     RECORDS AND INSPECTIONS.....................................................................12
         3.8.     ADDITIONAL DOCUMENTS........................................................................12
         3.9.     COLLECTION..................................................................................13
         3.10.    BLOCKED ACCOUNTS............................................................................13
         3.11.    PROTECTION OF RECEIVABLE RECORDS............................................................13
         3.12.    USE OF COLLECTIONS AND MODIFICATION OF RECEIVABLES..........................................13
         3.13.    USE OF PROCEEDS.............................................................................13
         3.14.    RETURN OF COLLATERAL........................................................................13
         3.15.    LENDER'S PAYMENT OF CLAIMS..................................................................13
         3.16     CROSS COLLATERALIZATION.....................................................................13

4   CONDITIONS OF INITIAL ADVANCE; SUBSEQUENT ADVANCES........................................................14
         4.1.     INITIAL ADVANCE.............................................................................14
         4.2.     SUBSEQUENT ADVANCES.........................................................................14
         4.3.     ORAL REQUEST FOR ADVANCE....................................................................14
         4.4.     ALL ADVANCES TO CONSTITUTE ONE LOAN.........................................................15
         4.5.     ADVANCES....................................................................................15

5.  REPRESENTATIONS AND WARRANTIES OF BORROWERS AND GUARANTOR.................................................15
         5.1.     REPRESENTATIONS AND WARRANTIES..............................................................15
         5.2.     WARRANTIES AND REPRESENTATIONS AS TO ELIGIBLE RECEIVABLES...................................17

6.  COVENANTS AND OTHER AGREEMENTS............................................................................17
         6.1.     AFFIRMATIVE COVENANTS.......................................................................17
         6.2.     NEGATIVE COVENANTS..........................................................................18
         6.3.     JOINT NEGATIVE COVENANTS....................................................................19
         6.4.     REPORTING REQUIREMENTS AND ACCOUNTING PRACTICES.............................................19
         6.5.     PLEDGE OF RECEIVABLES.......................................................................19
         6.6.     ACCOUNT DEBTORS' ADDRESSES..................................................................19
         6.7.     FINANCIAL REPORTS...........................................................................19
         6.8.     FINANCIAL STATEMENTS OF GUARANTORS..........................................................20
         6.9.     NOTICE OF CHANGES...........................................................................20

7.  EVENTS OF DEFAULT AND REMEDIES............................................................................20
         7.1.     EVENTS OF DEFAULT...........................................................................20
         7.2.     ACCELERATION OF THE INDEBTEDNESS............................................................21
         7.3.     LOUISIANA CONFESSION OF JUDGMENT............................................................21
         7.4.     REMEDIES....................................................................................22
         7.5.     NO WAIVER...................................................................................22
         7.6.     APPLICATION OF PROCEEDS.....................................................................23
         7.7      APPOINTMENT OF LENDER AS ATTORNEY-IN-FACT...................................................23

8.  EXPENSES AND INDEMNITIES..................................................................................23
         8.1.     REIMBURSEMENT FOR EXPENSES..................................................................23
         8.2.     LENDER'S EXPENSES AND ATTORNEY'S FEES.......................................................23
         8.3.     GENERAL INDEMNIFICATION.....................................................................24

9.  MISCELLANEOUS.............................................................................................24
         9.1.     NOTICES.....................................................................................24
         9.2.     PARTICIPATIONS..............................................................................24
         9.3.     SURVIVAL OF AGREEMENTS......................................................................24
         9.4.     NO OBLIGATION BEYOND MATURITY...............................................................24
         9.5.     PRIOR AGREEMENTS SUPERSEDED.................................................................24
         9.6.     PARTIES BOUND...............................................................................24
         9.7.     NUMBER AND GENDER...........................................................................24
         9.8.     NO THIRD PARTY BENEFICIARY..................................................................25
         9.9.     EXECUTION IN COUNTERPARTS...................................................................25
         9.10.    SEVERABILITY OF PROVISIONS..................................................................25
         9.11.    HEADINGS....................................................................................25
         9.12.    SCHEDULES AND EXHIBITS......................................................................25
         9.13.    FURTHER INSTRUMENTS.........................................................................25
         9.14.    LENDER'S EXPENSES AND ATTORNEY'S FEES.......................................................25
         9.15.    GOVERNING LAW...............................................................................25
         9.16.    JURISDICTION AND VENUE......................................................................25
         9.17.    WAIVER......................................................................................25
         9.18.    ADVICE OF COUNSEL...........................................................................26
         9.19.    WAIVER OF RIGHT TO TRIAL BY JURY............................................................26
         9.20.    TIME OF ESSENCE.............................................................................26

                                                                  [FINOVA LOGO]
-------------------------------------------------------------------------------
                                                             Rediscount Finance

                           FIRST AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT



BORROWER:         PREMIUM AUTO ACCEPTANCE CORPORATION

BORROWER:         PAACO AUTOMOTIVE GROUP, INC.

ADDRESS:          605 SOUTH LOOP 12
                  IRVING, TEXAS  75060

DATE:             MARCH 8, 1999


===============================================================================

THIS FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into on the above date between FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), whose corporate address is 1850 N. Central Avenue, Phoenix, Arizona 85077 and whose Rediscount Finance Office address is 16633 North Dallas Parkway, Suite 700, Addison Texas 75001 and the borrowers named above (collectively referred to herein as the "Borrowers" and singularly as "Borrower"), all of whose chief executive offices are located at the above addresses (collectively referred to herein as "Borrowers' Address"), as an amendment and restatement to that certain Loan and Security Agreement, dated December 14, and not an extinguishment of any obligations evidenced thereby. The terms and provisions set forth herein and in the other documents executed in conjunction herewith shall supersede all prior agreements.

         Each Borrower shall be separately defined as set forth in the Schedule. All representations, warranties, covenants, agreements, undertaking or other obligations of Borrowers as set forth in this Agreement and all other Loan Documents are made by each Borrower as if separately set forth for each Borrower in this Agreement and the other Loan Documents. All financial covenants and ratios set forth herein shall be applied to the Borrowers in the aggregate, except as otherwise specifically set forth in the Loan Documents.

1.       DEFINITIONS

     ACCOUNT DEBTOR. The term "Account Debtor" shall mean any person or persons that are an obligor in any contractual arrangement with Borrower or any co-signor in respect of any Receivable.

     AGREEMENT. The term "Agreement" shall mean this Loan and Security Agreement and any amendment, modifications or extension hereof.

     BUSINESS DAY. The term "Business Day" shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business to the public in Phoenix, Arizona and New York, New York.

     CASH SALES PERCENTAGE. The term "Cash Sales Percentage" shall mean the percentage determined by dividing the aggregate sales price of all sales that did not include a Receivable during the period of determination, by the aggregate sales price of all sales by Borrower during the same period of determination.

     CHARGE OFFS. The term "Charge Offs" shall mean the amount due (including the principal balance plus all earned fees and charges) pursuant to a Receivable on the date that Borrower charges off such Receivable as uncollectible, pursuant to Borrower's policies and/or procedures.

     CODE. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     COLLATERAL. The term "Collateral" shall have the meaning set forth in
Section 3.1. hereof.

     COLLATERAL PERFORMANCE PERCENTAGE. The term "Collateral Performance Percentage" shall mean, on any date of determination, the percentage determined by the aggregate of all of the outstanding balances, including accrued interest, for all Receivables that are ineligible Receivables divided by the aggregate of all of the outstanding balances, including accrued, but unpaid interest, for all Receivables.

     COLLATERAL RECOVERY RATE. The term "Collateral Recovery Rate" shall mean, for any period of determination, (i) the total cash collected from all Receivables (including but not limited to all cash proceeds from charge off recoveries, with such charge off recoveries calculated at wholesale value), divided by (ii) the sum of (a) the Included Rebates plus (b) the total cash collected from all Receivables (excluding all cash proceeds from charge off recoveries) plus (c) the aggregate of all Charge Offs for that period.

     COMMONLY CONTROLLED ENTITY. The term "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with Borrower within the meaning of Section 414(b) or (c) of the Code.

     COST OF GOODS SOLD. The term "Cost of Goods Sold" shall mean, with respect to the vehicle that secures the repayment of a Receivable, the sum of (i) the direct cost paid for such vehicle, (ii) reconditioning costs, (iii) taxes paid with respect to the sale of such vehicle, (iv) cost of registration and application for title and (v) all commissions paid by Borrower with respect to the sale of such vehicle that generated such Receivable.

     DEFAULT. The term "Default" shall mean an event which with the passage of time or notice or both would constitute an Event of Default (as defined in Section 7.1).

     DISTRIBUTIONS. The term "Distributions" shall mean any dividends or other distribution of earnings to Borrower's shareholders, loans to officers, directors, affiliates or shareholders.

     ELIGIBLE INVENTORY. The term "Eligible Inventory"shall mean Inventory of Borrower that are acceptable to Lender, in its reasonable discretion, and, in each case, that meet, at a minimum, all of the following requirements (i) consist of motor vehicles available for resale to consumers, which are not obsolete or unmerchantable (ii) do not exceed the Maximum Mileage of Eligible Inventory or the Maximum Age of Eligible Inventory (SCHEDULE SECTION 1.B.), or the Maximum Cost of Eligible Inventory (SCHEDULE SECTION 1.C.); (iii) meets all standards imposed by any governmental agency or authority; (iv) conforms in all respects to the warranties and representations set forth herein; (v) is at all times subject to Lender's duly perfected, first priority security interest;
(vi) is situated at the locations (SCHEDULE SECTION 3.2); (vii) if requested by Lender, Lender has in its possession, the certificate of title or other similar document (with all prior liens released), together with applicable assignments or other transfer documents which if file with the appropriate governmental agency could transfer such title to Borrower; (viii) such vehicle is not purchased from an entity that has any common ownership, direct or indirect, with that of Borrower; (ix) such vehicle has not been repossessed by Borrower or any entity that has any common ownership, direct or indirect, with that of Borrower; (x) such vehicle not be owned by Borrower for more than the Maximum Ownership (SCHEDULE SECTION 1.D.); and (xi) such Inventory is owned by Borrower free and clear of all liens and encumbrances, other than Lender's security interest.

     ELIGIBLE RECEIVABLES. The term "Eligible Receivables" shall mean those Receivables of Borrower that are acceptable to Lender, in its reasonable discretion, and, in each case, that meet, at a minimum, all of the following requirements: (i) arise from the extension of credit, the sale and delivery of a vehicle or the rendering of services in connection with such sale in the ordinary course of Borrower's business; (ii) represent a valid and binding obligation enforceable in accordance with its terms for the amount outstanding thereof without offset, counterclaim or defense (whether actual or alleged);
(iii) comply in all respects with all applicable laws and regulations, including, but not limited to, truth in lending and credit disclosure laws and regulations; (iv) all amounts and information appearing thereon or furnished to Lender in connection therewith are true and correct and undisputed by the Account Debtor thereon or any guarantor thereof; (v) Borrower and the Account Debtor are not engaged in any litigation regarding nonpayment of the Receivable; (vi) to the best knowledge of Borrower neither the Account Debtor thereon nor any guarantor thereof is subject to any receivership, insolvency or bankruptcy proceeding, is insolvent or has failed to meet its debts as they mature; (vii) Borrower has good and sufficient right to pledge, assign and deliver the Receivables free from all liens, claims, encumbrances or security interests whatsoever, except as granted in this Agreement; (viii) neither the Account Debtor thereon nor any guarantor thereof is employed by, related to or affiliated with Borrower; (ix) to the best knowledge of Borrower no condition exists that materially or adversely affects the value of the Receivable or jeopardizes any security therefor; (x) if the Receivable arose from the sale of goods, such goods have been delivered and accepted by the Account Debtor and are still subject to the lawful possession and control of the Account Debtor and have not been otherwise returned to or repossessed by Borrower; (xi) is not a renewal or extension of any Receivable previously ineligible hereunder; (xii) the principal amount thereof does not exceed the Maximum Amount of an Eligible Receivable (SCHEDULE SECTION 1.E.) and the term thereof does not exceed the Maximum Term of an Eligible Receivable (SCHEDULE
SECTION 1.F.); (xiii) meets the Eligibility Test and has been reported to Lender in compliance with the Aging Procedures (SCHEDULE SECTION 1.G.); (xiv) is not evidenced by a judgment or has not been reduced to judgment; (xv) is not an open account; (xvi) is evidenced by a written payment agreement, bearing interest or containing a time price differential, which has been executed by the Account Debtor; (xvii) the Account Debtor thereunder is a legal resident of the United States; (xviii) payments under the Receivable are to be made in United States dollars; (xix) the number of days between contractual payment dates of the Receivable does not exceed thirty-one (31) days, and (xxi) with respect to the Receivable, Lender has in Lender's possession the original contract or agreement that evidences the primary payment obligation of the Account Debtor and the original certificate of title or other evidence of title, pursuant to applicable law, or evidence that such certificate of title or other evidence has been properly applied for with the proper state agency or department for the issuance of such certificate or other evidence, satisfactory in form and substance to Lender.

     ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     GAAP. The term "GAAP" shall mean generally accepted accounting principles and other standards as promulgated by the American Institute of Certified Public Accountants.

     GUARANTOR. The term "Guarantor" shall mean any person or persons who execute a guaranty agreement in favor of Lender guaranteeing the repayment of the Borrower's Indebtedness to Lender (SCHEDULE SECTION 1.H.).

     GUARANTY AGREEMENT. The term "Guaranty Agreement" shall mean that certain agreement executed by the Guarantor, in a form and substance approved by Lender.

     GOVERNING RATE. The term "Governing Rate" shall mean the "Prime" rate publicly announced by Citibank N.A., New York, New York (or such other "money center" bank as Lender, in its sole discretion, may select from time to time, but shall not be more than the highest rate of the five largest banks in the Continental United States as their respective corporate base, reference, prime or similar benchmark rate), provided however, that such rate may not be the lowest rate charged to such bank's customers.

     INCLUDED REBATE PERCENTAGE. The term "Included Rebate Percentage" shall mean, for any period of determination, the percentage determined by dividing
(i) the aggregate of all Charge Offs for that period, by (ii) the Nonpayment Net Receivable Reductions for that period.

     INCLUDED REBATES. The term "Included Rebates" shall mean, for any period of determination, (i) the aggregate of all rebates of interest for that period, multiplied by (ii) the Included Rebate Percentage.

     INDEBTEDNESS. The term "Indebtedness" shall mean all amounts advanced hereunder by Lender to Borrower together with all other amounts owing or becoming owing to Lender by Borrower, direct or indirect, absolute or contingent, now or hereafter existing, whether pursuant to the terms of this Agreement or any document or instrument evidencing or securing the transaction contemplated hereby.

     INVENTORY. The term "Inventory" shall mean all of Borrower's now owned and hereafter acquired motor vehicles, wherever located, held for sale to consumer, that are not vehicles primarily used for a commercial purpose or for a off-road purpose and all documents of title or other documents representing ownership of such assets.

     INVENTORY CREDIT FACILITY. The term "Inventory Credit Facility" shall mean the credit facility as set forth in Section 2.14.

     LEVERAGE RATIO. The term "Leverage Ratio" shall mean, at any date of determination, total liabilities of Borrower, including the outstanding balance of the Indebtedness, less the outstanding balance due pursuant to all Subordinated Debt, divided by the sum of the amount of Borrower's Tangible Net Worth plus the outstanding balance due pursuant to all Subordinated Debt.

     LOAN DOCUMENTS. The term "Loan Documents" shall mean this Agreement, the Note, the Schedule, the Guaranty, Subordination Agreements, Agency and Custodian Agreements and all other documents executed in connection with this Agreement, together with any and all renewals, amendments, restatements or replacements of such documents.

     MAXIMUM RATE. The term "Maximum Rate" shall mean the highest lawful and nonusurious rate of interest applicable to the Note made and delivered by Borrower to Lender in connection herewith, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Note and the Indebtedness under the laws of the United States and the laws of such states as may be applicable thereto, that are in effect or, to the extent allowed by such laws, that may be hereafter in effect and that allow a higher maximum nonusurious and lawful interest rate than would any applicable laws now allow.

     NET INCOME. The term "Net Income" shall mean with respect to any fiscal period, the net earnings of Borrower (excluding all extraordinary gains or nonrecurring income) before provision for income taxes for such fiscal period of Borrower, all as reflected on the financial statements of Borrower supplied to Lender pursuant to Sections 6.4(A) and 6.4(B) hereof.

     NONPAYMENT NET RECEIVABLE REDUCTIONS. The term "Nonpayment Net Receivable Reductions" shall mean, for any period of determination, the sum of (i) the aggregate of all Charge Offs for that period, plus (ii) the aggregate of all net refinanced balances of Receivables for that period.

     NOTE. The term "Note" shall mean the promissory note of even date herewith, and all renewals, extensions, or modifications executed by Borrower and payable to the order of Lender.

     PLAN. The term "Plan" shall mean any pension plan that is covered by Title IV of ERISA and with respect to which Borrower or a Commonly Controlled Entity is an "Employer" as defined in Section 3(5) of ERISA.

     RECEIVABLES. The term "Receivables" shall mean all accounts of Borrower and any other right of Borrower to receive payment, including, without limitation, all loans, extensions of credit or Borrower's right to payment for goods sold or services rendered by Borrower.

     RECEIVABLES CREDIT FACILITY. The term "Receivables Credit Facility" shall mean the credit facility as set forth in Section 2.15.

     REQUEST FOR ADVANCE. The term "Request for Advance" shall mean a written request for an advance in the form of Exhibit "A" attached hereto and made a part hereof.

     SCHEDULE. The term "Schedule" shall mean the schedule executed in conjunction with this Agreement of even date herewith, as may be amended from time to time, upon written agreement of Lender and Borrower.

     SUBORDINATED DEBT. The term "Subordinated Debt" shall mean the aggregate amount of any indebtedness of Borrower to persons other than Lender that by its terms is subordinated in all respects, including, but not limited to, the right of payment, to the prior payment in full of the Indebtedness, pursuant to a subordination and standstill agreement, in a form and substance satisfactory to Lender, entered into by all holders of Subordinated Debt.

     TANGIBLE NET WORTH. The term "Tangible Net Worth" shall mean, at any time of determination, the shareholder's equity of Borrower determined in accordance with GAAP minus the aggregate amount of all intangible assets and all assets consisting of obligations due to Borrower from shareholders, directors, officers, or any affiliate of Borrower or any Guarantor hereunder.


2.       LOAN

     2.1. AMOUNT OF LOAN. Subject to the terms, covenants and conditions hereinafter set forth, Lender agrees upon the Borrower's request from time to time, until the Maturity Date, to make advances to Borrower (collectively, the "Loan"), in an aggregate amount not to exceed at any time outstanding the lesser of the following: (i) the Amount of Revolving Credit Line (SCHEDULE
SECTION 2.1.A.) or (ii) the sum of (a) the Availability on Eligible Receivables (SCHEDULE SECTION 2.1.B.), (b) the Availability on Eligible Inventory (SCHEDULE
SECTION 2.1. C.). Within the limits of this Section 2.1, Borrower may borrow, repay and reborrow the advances. The Loan shall be evidenced by the Note.

     2.2. INTEREST RATE. The outstanding principal balance of Loan shall bear interest at the Stated Interest Rate (SCHEDULE SECTION 2.2). If Lender is ever prevented from charging or collecting interest at the rate set forth in Stated Interest Rate Section (i) because interest at such rate would exceed interest at the Maximum Rate, then the rate set forth in Stated Interest Rate Section
(i) shall continue to be the Maximum Rate until Lender has charged and collected the full amount of interest chargeable and collectable had interest at the rate set forth in Stated Interest Rate Section (i) always been lawfully chargeable and collectible. As the Governing Rate changes, the rate set forth in Stated Interest Rate Section (i) shall be increased or decreased (subject to the Maximum Rate) on the first day of each calendar month to correspond with the change in the Governing Rate then in effect and shall remain fixed at such rate until the first day of the next succeeding calendar month, notwithstanding fluctuations in the Governing Rate during the month. All changes in the Governing Rate shall be made without notice to Borrower. The monthly interest due on the principal balance of the Loan outstanding shall be computed for the actual number of days elapsed during the month in question on the basis of a year consisting of three hundred sixty (360) days and shall be calculated by determining the average daily principal balance outstanding for each day of the month in question. The daily rate shall be equal to 1/360th times the Stated Interest Rate (but shall not exceed the Maximum Rate).

     2.3. PAYMENTS. All payments made by mail or other physical delivery methods to Lender shall be payable at FINOVA Capital Corporation, File No. 96425, via U.S. mail, P. O. Box 730495, Dallas, Texas 75373 or via overnight mail, Attn.
LB No. 730495, 1801 Royal Lane, Suite 600, Dallas, TX 75229. All payments made by wire transfer or other method of electronic transfer methods to Lender shall be payable to FINOVA Capital Corporation, CITIBANK, NEW YORK, NEW YORK, ABA#
021 000 089, ACCOUNT NAME: FINOVA CAPITAL CORP., ACCOUNT NUMBER: 4068-0485,
REFERENCE: REDISCOUNT FINANCE, ZQX(CLIENT ACCT. #XXX)ZQX.) All payments received pursuant to this Agreement shall be applied to Borrower's Indebtedness three (3) Business Days after the actual receipt of such payment by Lender's depository bank if such payment is credited to Lender's account. The Indebtedness shall be due and payable as follows::

     A. Accrued but unpaid interest for each calendar month during the term hereof shall be due and payable, in arrears, on or before the fifteenth (15th) day of the immediately succeeding calendar month; if such accrued but unpaid interest for the preceding month is not received by the fifteenth (15th) of the month, such unpaid interest shall be added to the Indebtedness.

     B. Costs, fees and expenses payable pursuant to this Agreement shall be due and payable by Borrower to Lender or to such other person(s) designated by Lender in writing on demand; and

     C. The entire outstanding balance of the Indebtedness shall be due and payable, if not prepaid, on the Maturity Date (SCHEDULE SECTION 2.3.).

     2.4. PAYMENT DUE ON A NON-BUSINESS DAY. If any payment of the Indebtedness falls due on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day.

     2.5. MANDATORY PAYMENTS. Provided that Borrower is not otherwise in Default hereunder, if at any time the amount advanced by Lender to Borrower exceeds the maximum amount of the Loan allowed pursuant to Section 2.1, Borrower shall immediately and without notice, repay to Lender an amount sufficient to eliminate such excess, or, at Lender's option, assign and deliver additional Eligible Receivables sufficient for such purpose. In the event Borrower sells, transfers, assigns or otherwise disposes of all or any portion of its Receivables, other than in the ordinary course of business, Borrower shall apply all proceeds of any such sale, transfer, assignment or other disposition to reduce the outstanding balance of the Indebtedness.

     2.6. VOLUNTARY PREPAYMENTS. Borrower may, at its option, voluntarily prepay the Indebtedness in full at any time and request a termination of Lender's security interest in the collateral, provided, however, that Borrower has given Lender ninety (90) days written notice of any such intention to prepay the Indebtedness in full, Borrower requests Lender to terminate its security interest in the collateral upon such prepayment in full and as liquidated damages, not as a penalty, Borrower pays to Lender the amount of liquidated damages ("Liquidated Damages") (SCHEDULE SECTION 2.6). Borrower may not make such prepayment prior to the expiration of such ninety (90) day period. Upon written notice of Borrower's intent to prepay the Indebtedness in full, the commitment by Lender to advance funds to Borrower and all the obligations of Lender shall terminate on the expiration of said ninety (90) day notice period, and the entire amount of the Indebtedness and the Liquidated Damages shall be due and payable on such date.

     2.7. MAXIMUM INTEREST; CONTROLLING AGREEMENT. If a court of competent jurisdiction determines that the laws of any state other than the State of Arizona apply to this Agreement then the following paragraph A. shall be applicable to this Agreement and paragraph 2.7.B. hereinbelow shall be of no force or effect.

A. It is the intent of the parties hereto to conform strictly to the usury laws in force that apply to this transaction. Accordingly, all agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Indebtedness or otherwise, shall the interest (and all other sums that are deemed to be interest) contracted for, charged, received, paid or agreed to be paid to Lender exceed interest computed at the Maximum Rate. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of interest computed at the Maximum Rate and, if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of interest computed at the Maximum Rate, then Lender's receipt of the same shall be deemed unintentional, the interest payable to Lender shall be reduced to interest computed at the Maximum Rate; and such excess interest received by Lender shall, at the option of Lender, be repaid to Borrower or credited to the unpaid principal balance of the Indebtedness. If the Indebtedness is prepaid or the maturity of the Indebtedness is accelerated by reason of an election of Lender, then the unearned interest, if any, shall be canceled and, if theretofore paid, shall be either refunded to Borrower or credited on the Indebtedness as the Lender elects. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal (including the period of any renewal and extension thereof) so that the interest so computed shall not exceed the Maximum Rate. Notwithstanding that the parties hereto in good faith deem each and every fee provided by this Agreement or paid to Lender in connection with this Agreement to be a bona fide fee for services rendered and to be rendered separate and apart from the lending of money or the provision of credit, if any such fee is ever determined by a court of competent jurisdiction or other tribunal or by Lender to constitute interest, then the treatment of such fee for usury purposes shall be controlled by the provisions of this Section 2.7. This paragraph shall control all agreements between Borrower and Lender.

If a court of competent jurisdiction determines that the laws of the State of Arizona apply to this Agreement then the following paragraph B. shall be applicable to this Agreement and paragraph 2.7.A. hereinabove shall be of no force or effect.

     B. The contracted for rate of interest of the Loan without limitation, shall consist of the following: (i) the Stated Interest Rate, calculated and applied to the principal balance of the Note in accordance with the provisions of the Note, this Agreement and the other Loan Documents; (ii) interest after Event of Default or due date, calculated and applied to the amounts due under the Note in accordance with the provisions thereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements.

     All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in the immediately previous paragraph), paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to the Note, this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

     It is the intent of the parties to comply with the usury law ("Applicable Usury Law") applicable pursuant to the terms of the preceding paragraph or such other usury law which is applicable if the law chosen by the parties is not applicable. Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Loan Documents, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall the Loan Documents or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, or (b) the maturity of the indebtedness evidenced by the Loan Documents is accelerated in whole or in part, or (c) all or part of the principal or interest of the Loan Documents shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the loan evidenced hereby, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law,
(3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at Lender's option, and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time, if and when the effective interest rate on the loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury

Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

     2.8. INTEREST AFTER DEFAULT. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay Lender interest on the daily outstanding balance of the Indebtedness shall be the Stated Interest Rate which would otherwise be applicable thereto pursuant to the Schedule (SCHEDULE
SECTION 2.2).

     2.9. STATEMENT OF ACCOUNT. Lender shall provide Borrower, each month, with a statement of Borrower's account, prepared from Lender's records, which shall conclusively be deemed correct and accepted by Borrower, unless Borrower gives Lender a written statement of exceptions within ten (10) days after receipt of such statement.

     2.10. APPLICATION OF PAYMENTS. The amount of all payments or amounts received by Lender with respect to the Indebtedness shall be applied to the extent applicable under this Agreement: (i) first, to accrued interest through the date of such payment, including any Interest After Default; (ii) then, to any late fees, overdue risk assessments, examination fees and expenses, collection fees and expenses and any other fees and expenses due to Lender hereunder; and (iii) last, the remaining balance, if any, to the unpaid principal balance of the Indebtedness; provided, however, while a Default exists under the Loan Documents, each payment hereunder shall be applied to amounts owed to Lender by Borrower as Lender it is sole discretion may determine. In calculating interest and applying payments as set forth above;
(a) interest shall be calculated and collected through the date a payment is actually applied by Lender under the terms of this Agreement; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; (c) at the end of each month, all accrued and unpaid interest and other charges provided for hereunder shall be added to the principal balance of the Loan; and (d) to the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other person or entity, then, to such extent, the obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the outstanding balance of the Indebtedness as Lender, in its sole discretion, deems appropriate under the circumstances.

     2.11. ALLOCATION OF PAYMENTS. All payments and collections shall be deemed to be comprised of a pro rata remittance or payment made by each Borrower, based upon the proportion that the Eligible Receivables of each Borrower bears to the aggregate of all Eligible Receivables of the Borrowers, as of the date on which such remittance or payment is received by Lender. In the event such remittance or payment shall be made by the Lead Borrower, acting as agent or trustee for the other Borrowers, each Borrower shall be deemed to have made their proportionate amount of such remittance or payment to Lender by and through such agent or trustee.

     2.12. ADVANCES TO LEAD BORROWER. Borrower does hereby irrevocably agree that in the event Lender makes advances to Lead Borrower, as agent or trustee for each of Borrower, as contemplated in Section 2.13, each such advance shall be deemed to be made to each Borrower based upon a proportion that each Borrower's Eligible Receivables bear to the aggregate of all Eligible Receivables of Borrower, notwithstanding any subsequent disbursement of said advance by the Lead Borrower, acting as agent or trustee for the Borrowers. In the event that the actual advances, direct or indirect, received by Lead Borrower or any other Borrower or the balance due to Lender as shown in the records of any Borrower shall be disproportionate when compared to the proportion of the Eligible Receivables of each Borrower, whether by way of subsequent disbursements by Lead Borrower, acting as agent or trustee, by way of Lender electing to make advances to each Borrower, as contemplated in
Section 2.13 or otherwise, such disproportionalities shall be deemed to have occurred by virtue of loans made between and among Borrowers.

     2.13. APPOINTMENT OF AGENT. Lender agrees that, in the sole discretion of Lender, Borrower may, by written notice to Lender, designate a Lead Borrower to receive advances from Lender, make payments to Lender, communicate with Lender and generally represent the interests of the Borrowers with respect to the subject matter of this Agreement; notwithstanding the foregoing, Lender may, at its sole discretion and upon notice to each of the Borrowers, make advances directly to each of the Borrowers, require that payments due hereunder be made to Lender by each of the Borrowers, require each of the Borrowers to communicate directly with Lender, for its own account, and generally deal independently and separately with each of the Borrowers. Until so notified by Lender, each of the Borrowers hereby agree that any and all funds advanced by Lender pursuant to the terms of this Agreement, shall be advanced to the Lead Borrower and may be deposited or transferred into the general corporate account of Lead Borrower, as agent and/or trustee for Borrowers. Lead Borrower hereby agrees to keep detailed and accurate records of all such disbursements made to any other Borrowers. Lead Borrower hereby agrees to keep detailed and accurate records of all loans and dealings between or among Lead Borrower and the other Borrowers. Borrowers agree to furnish copies of such records to Lender upon request. Each Borrower, other than the Lead Borrower hereby irrevocably makes, constitutes, designates and appoints Lead Borrower as its agent and/or trustee with full power to receive all notices, request all Advances hereunder and to deal generally with Lender as agent and/or trustee for the Borrowers and Lead Borrower is hereby granted full power and authority to bind the Borrowers in respect of any term, condition, covenant or undertaking embraced in this Agreement. Lender may, without liability or responsibility to the Borrowers rely upon the instructions or other communications of Lead Borrower on behalf of each of the Borrowers in connection with any notifications, requests or communications required or permitted to be given hereunder with the same force and effect as if actually given by each Borrower; each Borrower hereby agrees to indemnify and hold Lender harmless from and against any liability, claim, suit, action, penalty, fine or damage arising out of or incurred in connection with Lender's reliance upon communications from Lead Borrower on behalf of the Borrowers. It is specifically understood and agreed that any Advance made hereunder by Lender to Lead Borrower shall be considered and treated as an Advance to the Borrowers and each Borrower shall be jointly and severally liable therefor.

     2.14. INVENTORY CREDIT LINE. The Inventory Credit Line shall be that portion of the Amount of the Revolving Credit Line, that shall not exceed the Availability on Eligible Inventory. Advances pursuant to the Inventory Credit Line shall be based upon the Eligible Inventory.

     The Stated Interest Rate applicable to the that portion of the outstanding balance of the Indebtedness applicable to the Inventory Credit Line shall be at the Inventory Stated Interest Rate (SCHEDULE SECTION 2.2.).

     Borrower shall provide Lender such reporting and information as requested by Lender with respect to all Inventory, including but not limited to the reports and information set forth in Section 6.7.A.

     Borrower shall not request, from any applicable governmental authority, a duplicate title for any vehicle that is Collateral, without the prior written consent of Lender.

     Upon Lender's request, Borrower shall deliver to Lender all certificates of title with respect to the vehicle Inventory which shall have been duly executed or have the necessary executed documents attached, in a manner sufficient to perfect all of the security interests granted to Lender and allow Lender to transfer such titles, pursuant to Lender's rights pursuant to the Loan Documents.

     2.15. RECEIVABLES CREDIT FACILITY. The Receivables Credit Facility shall be that portion of the Amount of the Revolving Credit Line, that shall not exceed the Availability on Eligible Receivables. Advances pursuant to the Receivables Credit Facility shall only be made directly to the Lead Borrower, pursuant to the terms of the Loan Documents, based upon the Eligible Receivables of the Borrower.

     The Stated Interest Rate applicable to the that portion of the outstanding balance of the Indebtedness applicable to the Receivables Credit Facility shall be at the Receivables Stated Interest Rate (SCHEDULE SECTION 2.2.).

     2.16. FACILITY FEE. Borrower agrees to pay Lender a monthly Facility Fee (SCHEDULE SECTION 2.16) for and in consideration of Lender's management and administration of credit facility set forth herein. This Facility Fee is due and payable on the fifteenth (15th) day of each calendar month during the term hereof.

3.       SECURITY

     3.1. SECURITY INTEREST. To secure the prompt payment to Lender of the Indebtedness and any and all other obligations now existing or hereinafter arising owed by Borrower to Lender, Borrower hereby irrevocably grants to Lender a first and continuing security interest in the following property and interests in property of Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located:

     A. All Receivables and all accounts, chattel paper, instruments, contract rights and general intangibles, all of Borrower's right, remedies, security, liens, guaranties, or other contracts of suretyship with respect thereto, all deposits or other security or support for the obligation of any Account Debtor thereunder and credit and other insurance acquired by Account Debtor or the Borrower in connection therewith.;

     B. All Inventory, new or used, including, but not limited to parts and accessories;

     C. All bank accounts of Borrower;

     D. All monies, securities and property, now or hereafter held, received by, or entrusted to, in the possession or under the control of Lender or a bailee of Lender;

     E. All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies referenced in Section 3.1.A above (including but not limited to claims paid and premium refunds); and

     F. All books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software, computer printouts and other computer materials and records) of Borrower evidencing or containing information regarding any of the foregoing.

     3.2. FINANCING STATEMENTS AND FURTHER ASSURANCES. Borrower hereby agrees to execute UCC-1 Financing Statements, in the form and substance of Exhibit "B" hereto, and any other instruments or documents reasonably necessary to evidence, preserve or protect Lender's security interest in the Collateral. Borrower agrees that financing statements shall be filed covering all of Borrower's locations (SCHEDULE SECTION 3.2.).

     Upon Lender's request, Borrower agrees to deliver to Lender, at such places as Lender may reasonably designate, schedules executed by Borrower, listing the Receivables and fully and correctly specifying in adequate detail the aggregate unmatured unpaid face amount of each Receivable and the amount of the deferred installments thereof falling due each month. These schedules shall be in form and tenor satisfactory to or supplied by Lender. All schedules delivered and Collateral pledged to Lender shall be assigned to Lender pursuant to the "Schedule of Receivables and Assignment" in the form and substance of Exhibit "E" attached hereto. Borrower further warrants and agrees that in each case where the terms of any Receivable require the Borrower or the Account Debtor named in such Receivable to place or carry fire insurance or other insurance in respect of the merchandise or property to which such Receivable relates, the Borrower shall or shall cause the Account Debtor to maintain such insurance until the full amount of such Receivable is collected and if not, Lender, at its option, may place and maintain such insurance, charging the cost thereof to Borrower.

     3.3. PLEDGE OF RECEIVABLES. Borrower hereby agrees to pledge all Receivables and, if so requested by Lender, Borrower shall deliver to Lender all documents evidencing Receivables of Borrower, no less often than on the twentieth (20th) day of each calendar month during the term of this Agreement, together with the Schedule of Receivables and Assignment, as set forth in
Section 3.2 hereof.

     3.4. FAILURE TO DELIVER. Failure to deliver physical possession of any instruments, documents or writings in respect of any Receivable to Lender shall not invalidate Lender's security interest therein. To the extent that possession may be required by applicable law for the perfection of Lender's security interest, the original chattel paper and instruments representing the Receivables shall be deemed to be held by Lender, although kept by the Borrower as the custodial agent of Lender.

     3.5. NOTICE OF COLLATERAL ASSIGNMENT. All contracts, documents or instruments representing or evidencing a Receivable shall contain (by way of stamp or other method satisfactory to Lender) the following language: "PLEDGED TO FINOVA CAPITAL CORPORATION AS COLLATERAL".

     3.6. LOCATION OF RECEIVABLES. Borrower shall, at any reasonable time and at Borrower's own expense, upon Lender's request, physically deliver to Lender all Receivables (including any instruments, documents or writings in respect of any Receivable together with all instruments, documents or writings in respect of any collateral securing each Receivable) assigned to Lender to any reasonable place or places designated by Lender. All Receivables shall, regardless of their location, be deemed to be under Lender's dominion and control (with files so labeled) and deemed to be in Lender's possession.

     3.7. RECORDS AND INSPECTIONS. Borrower shall at all times keep complete and accurate records pertaining to the Collateral, which records shall be current on a daily basis and located only at the locations (SCHEDULE SECTION 3.2.). Lender by or through any of its officers, agents, employees, attorneys or accountants, shall have the right to enter any such locations, at any reasonable time or times during regular business hours, for so long as Lender may desire, to inspect the Collateral and to inspect, audit and make extractions or copies from the books, records, journals, orders, receipts, correspondence or other data relating to the Collateral or this Agreement.

     3.8. ADDITIONAL DOCUMENTS. Borrower hereby agrees to execute any additional documents or financing statements which Lender deems necessary in its reasonable discretion in order to evidence Lender's security interest in the Collateral. Borrower shall not allow any financing statement or notice of assignment of accounts receivable, other than those executed in connection with this Agreement, to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Lender.

     3.9. COLLECTION. Borrower agrees at its own expense to promptly and diligently collect each installment of all Receivables in trust for the exclusive account of Lender, to hold Lender harmless from any and all loss, damage, penalty, liability, fine or expense arising from such collection by Borrower or its agents and to faithfully account therefor to Lender. Upon the occurrence of a Default, Lender expressly retains the unqualified right at any time it so elects to take over the collection of the Receivables.

     3.10. BLOCKED ACCOUNTS. Upon the occurrence of a Default or an Event of Default, at Lender's request, any checks, notes, drafts or any other payment upon and/or proceeds of the Collateral received by Borrower (or any subsidiaries, divisions, affiliates, proprietorships, shareholders, directors, officers, employees, agents or those persons acting for or in concert with Borrower), shall no later than the next Business Day following receipt thereof, be delivered to Lender, at Lender's address set forth above, for application on account of the Indebtedness and shall be reflected in the Statement of Account as provided in Section 2.9 herein, until such time as Lender has established a depository account at a bank for the deposit of such payments, made arrangements for such deposits to be transferred to Lender daily and thereafter established a lock-box arrangement or otherwise.

Borrower shall (i) deposit or cause all Items, as defined below, to be deposited in the special account so established by Lender or transfer all Items to Lender for application on account of the Indebtedness and to be reflected in the Statement of Account as provided in Section 2.9 herein and (ii) maintain copies of all checks or other items of payment and deposit slips related thereto, together with a collection report in a form satisfactory to Lender. All cash payments, checks, drafts, or similar items of payment upon and/or proceeds of the Receivables (collectively "Items") by or for the account of Borrower shall be the sole and exclusive property of Lender immediately upon the earlier of the receipt of such Items by Lender or the receipt of such Items by Borrower; provided, however, that no such Item received by Lender shall constitute payment to Lender and be applied to reduce the Indebtedness until the later of: (i) three (3) Business Days from collection of such Item by Lender's depository bank, or (ii) such Item being actually collected by Lender's depository bank and such collection being credited to Lender's account. Notwithstanding anything to the contrary herein, all such items of payment shall be deemed not received if the same is subsequently dishonored or not duly credited to Lender's depository account for any reason whatsoever.

     3.11. PROTECTION OF RECEIVABLE RECORDS. Borrower hereby agrees to take the following protective actions to prevent destruction of Borrower's Collateral and records pertaining to such Collateral: (i) if Borrower maintains its Collateral records on a manual system such records shall be kept in a fire proof cabinet or on no less than a monthly basis, a record of all payments on Receivables and all other matters relating to the Collateral shall be placed in an off site safety deposit box (and Lender shall have access to such safety deposit box); or (ii) if the Collateral records are computerized, Borrower agrees to create a tape or diskette "back-up" of the computerized information and upon the request of Lender, provide Lender with a tape or diskette copy of such "back-up" information.

     3.12. USE OF COLLECTIONS AND MODIFICATION OF RECEIVABLES. Provided that Lender has not required that Borrower remit all collections or proceeds of Collateral to Lender, Borrower may use or dispose of the funds received on the Receivables in the ordinary course of business (including returned or repossessed goods); and unless an Event of Default is continuing, Borrower may collect or compromise accounts or obligations and accept returned goods or make repossessions, as Borrower shall determine based upon its reasonable discretion.

     3.13. USE OF PROCEEDS. Borrower shall use the proceeds of the Loan in the ordinary course of business, in its operations for costs and expenses incurred in the origination or acquisition (from a Borrower herein) of Receivables or the acquisition of Inventory, payment of Comerica Bank to pay off any inventory floor plan credit facilities, as of the date of this Agreement or for payments to Lender hereunder.

     3.14. RETURN OF COLLATERAL. Upon the payment in full or renewal of any Receivable to which the written documents evidencing such Receivable are held by Lender, Borrower shall submit all requests for the return of such documents pursuant to the "Request For Return of Collateral" form, a copy of which is attached hereto as Exhibit "C".

     3.15. LENDER'S PAYMENT OF CLAIMS. Lender may, in its sole discretion, discharge or obtain the release of any security interest, lien, claim or encumbrance asserted by any person against the Collateral. All sums paid by Lender in respect thereof shall be payable, on demand, by Borrower to Lender and shall be a part of the Indebtedness.

     3.16. CROSS COLLATERALIZATION. Each Borrower agrees that the Collateral of each Borrower pledged hereunder shall secure all of the obligations of the Borrowers to Lender hereunder. Upon and after an Event of Default by any Borrower, Lender may pursue all rights and remedies it may have against all or any part of the Collateral regardless of the status of legal title to such Collateral. Each Borrower hereby acknowledges that this Cross Collateralization of their Collateral is in consideration of Lender's extending the credit hereunder and mutually beneficial to each Borrower.

4        CONDITIONS OF INITIAL ADVANCE; SUBSEQUENT ADVANCES

     4.1. INITIAL ADVANCE. The obligation of Lender to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions prior to the initial advance hereunder:

     A. Loan Documents. Lender shall have received each of the following Loan
Documents: (i) this Loan and Security Agreement executed by the respective parties; (ii) Schedule to Loan and Security Agreement executed by the respective parties; (iii) the Note executed by Borrower; (iv) Guaranty Agreement executed by the respective Guarantors; (v) such Blocked Account or Dominion Account agreements as it shall determine; and (vi) such other documents, instruments and agreements in connection herewith as Lender shall reasonably require, executed, certified and/or acknowledged by such parties as Lender shall designate;

     B. Terminations by Existing Lender. Borrower's existing lender(s) shall have executed and delivered UCC termination statements and other and execution and delivery of this Agreement and the other Loan Documents to which Borrower and Guarantor are a party, and authorizing specific officers of Borrower and Guarantor to execute same, and (ii) the authenticity of original specimen signatures of such officers;

     G. Initial Availability Report. Lender shall have received an Availability Report from Borrower executed by an authorized corporate officer of Borrower;

     H. Property Insurance. If applicable, Lender shall have received the insurance certificates and certified copies of policies required herein, along with a Lender's Loss Payable Endorsement naming Lender as sole loss payee, all in form and substance satisfactory to Lender and its counsel;

     I. Searches; Certificates of Title. Lender shall have received searches reflecting the filing of its financing statements and other filings in such jurisdictions as it shall determine;

     J. Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement;

     K. Opinion of Counsel. Lender shall have received an opinion of Borrower's counsel covering such matters as Lender shall determine in its sole discretion;

     L. Solvency Certificate. If requested by Lender, a signed certificate of the Borrower's duly elected Chief Financial Officer concerning the solvency and financial condition of Borrower, on Lender's standard form;

     M. Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance satisfactory to Lender and its counsel.

     4.2. SUBSEQUENT ADVANCES. The obligation of Lender to make any advance hereunder (including the initial advance) shall be subject to the further conditions precedent that, on and as of the date of such advance: (a) the representations and warranties of Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof; (b) no Default or Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof; (c) no material adverse change has occurred in the Borrower's business subsequent to the immediately preceding advance hereunder, operations, financial condition, or assets or in the prospect of repayment of the Indebtedness; (d) Lender shall have received such other approvals, opinions or documents as Lender shall reasonably request; and
(e) Borrower shall submit to Lender a completed Request for Advance Report in the form and substance of Exhibit "A" attached hereto, on the date such advance is requested or shall have complied with the provisions concerning oral advances hereunder as set forth in Section 4.3 hereof.

     4.3. ORAL REQUEST FOR ADVANCE. All oral requests for advances shall be made only by an authorized agent of Borrower designated by or acting under the authority of a resolution of the Board of Directors of Borrower, a duly certified or executed copy of which shall be furnished to Lender prior to any oral request. Lender shall be entitled to rely upon such authorization until written notice to the contrary is received by Lender. Borrower covenants and agrees to furnish to Lender written confirmation of any such oral request within two (2) days after such oral request, in a form set forth on Exhibit "A" attached hereto and incorporated herein, but any such loan or advance shall be deemed to be made under and entitled to the benefits of this Agreement and any other documents or instruments executed in connection herewith irrespective of any failure by Borrower to furnish such written confirmation. Any loan or advance shall be conclusively presumed to have been made under the terms of this Agreement, to or for the benefit of Borrower, when made pursuant to the terms of any written agreement executed in connection herewith; or in accordance with such requests and directions; or when an advance is deposited to the credit of the account of any person or persons, corporation or corporations comprising Borrower, regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account or regardless of the fact that the advance was not made or deposited for the benefit of all persons or corporations comprising Borrower.

     4.4. ALL ADVANCES TO CONSTITUTE ONE LOAN. All evidences of credit, loans and advances made by Lender to Borrower under this Agreement and any other documents or instruments executed in connection herewith shall constitute one loan, and all indebtedness and obligations of Borrower to Lender under this Agreement and all other such documents and instruments shall constitute one general obligation secured by Lender's security interest in all of the Collateral and by all other security interests, liens, claims and encumbrances heretofore, now, or at any time or times hereafter granted by Borrower to Lender. Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement and any other such documents and instruments.

     4.5. ADVANCES. Lender shall have the right in Lender's discretion, subject to availability hereunder on behalf of and without notice to Borrower, to make and use advances to pay Lender for any amounts due to Lender pursuant to this Agreement or otherwise, to cure any default hereunder, notwithstanding the expiration of any applicable cure period.

5.       REPRESENTATIONS AND WARRANTIES OF BORROWERS AND GUARANTOR.

     5.1. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantor, provided that only those provisions of 5.1 that specifically referred to Guarantor shall be applicable to Guarantor and each Guarantor's representations and warranties are limited to its own representations and warranties, severally and not jointly, hereby continuously represent and warrant to Lender as follows:

     A. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, has all necessary corporate power and authority to enter into this Agreement and each of the documents and instruments relating hereto and to perform all of its obligations hereunder and thereunder.

     B. Borrower operates its business only under the assumed names (SCHEDULE
SECTION 5.1.) and has not used any other assumed name for the operation of its business activities for the previous seven (7) years.

     C. Borrower has all requisite corporate right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and all documents and instruments relating hereto and this Agreement and all documents and instruments relating hereto are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms.

     D. Each Guarantor is competent to enter into this Agreement and the Guaranty and to perform all of Guarantor's obligations thereunder.

     E. The execution, delivery and performance by Borrower of this Agreement does not and shall not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower; (ii) violate any provision of its Articles of Incorporation or Bylaws; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or any of its assets or properties may be bound or affected; and Borrower is not in default of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     F. No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Borrower for the valid consummation of the transactions contemplated by this Agreement.

     G. No event has occurred and is continuing which constitutes a Default or an Event of Default, as defined in this Agreement. There is no action, suit, proceeding or investigation pending or threatened against or affecting Borrower before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby, or that might result in any material adverse change in the businesses, assets, properties or financial conditions of Borrower or Guarantor.

     H. Borrower and/or Guarantor are not in default in the payment of any taxes levied or assessed against either of them or any of their assets or properties, except for taxes being contested in good faith and by appropriate proceedings.

     I. Borrower and Guarantor have good and marketable title to their assets and properties as reflected in their financial statements furnished to Lender.

     J. Each of the financial statements furnished to Lender by the Borrower and Guarantor (except for an individual Guarantor) was prepared in accordance with GAAP and fairly and accurately reflects their financial condition as of the date thereof and each hereby certifies that there have been no material adverse changes in their condition, financial or otherwise, since the date of such statements, and there are no material contingent liabilities not provided for or disclosed in such statements.

     K. Neither this Agreement, any Availability Report or any statement or document referred to herein or delivered to Lender by Borrower and/or Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

     L. Borrower has good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances, except those of Lender and except where such liens, claims, charges, security interests and encumbrances are removed contemporaneously with the execution of this Agreement or are subordinate to those of Lender, in a form and substance acceptable to Lender.

     M. All books, records and documents relating to the Collateral are and shall be genuine and in all respects what they purport to be; the original amount and the unpaid balance of each Receivable shown on the books and records of Borrower and in the schedules represented as owing by each Account Debtor is and shall be the correct amount actually owing or to be owing by such Account Debtor at maturity; each Account Debtor liable upon the Receivables has and shall have capacity to contract; Borrower has no knowledge of any fact which would impair the validity or collectibility of any of the Receivables; and the payments shown to have been made by each Account Debtor on the books and records of Borrower shall reflect the amounts of and dates on which said payments were actually made.

     N. Borrower has places of business only at the locations (SCHEDULE SECTION 3.2.). Borrower shall not begin or do business (either directly or through subsidiaries) at other locations or cease to do business at any of the above locations or at Borrower's principal place of business without first notifying Lender.

     O. The present value of all benefits vested under all Plans of Borrower or any Commonly Controlled Entity (based on the assumptions used to fund the Plans) did not, as of the last annual valuation date (which in case of any Plan was not earlier than December 31, 1982) exceed the value of the assets of the Plans applicable to such vested benefits.

     P. The liability to which Borrower or any Commonly Controlled Entity would become subject under Sections 4063 or 4064 of ERISA if Borrower or any Commonly Controlled Entity were to withdraw from all Multi-employer Plans or if such Multi-employer Plans were to be terminated as of the valuation date most closely preceding the date hereof, is not in excess of One Thousand Dollars ($1,000.00);

     Q. Borrower is not engaged nor shall it engage, principally or as one of its important activities, in a business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any advances hereunder shall be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors. If requested by Lender, Borrower shall furnish to Lender a statement in conformity with the requirement of Federal Reserve Form G-3 referred to in said Regulation G to the foregoing effect. All of the outstanding securities of Borrower have been offered, issued, sold and delivered in compliance with, or are exempt from, all federal and state laws and rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

     R. Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     S. Each of the Exhibits and Schedules to this Agreement contain true, complete and correct information.

     T. To the best of Borrower's knowledge, the land and improvements owned or leased by Borrower for use in its business operations are free of dangerous levels of contaminates, oils, asbestos, radon, PCB's, hazardous substances or waste as defined by federal, state or local environmental laws, regulations or administrative orders or other materials, the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any federal, state or local governmental authority.

     U. Borrower is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of Borrower's assets, at fair saleable valuation, exceeds the sum of its liabilities. Borrower shall not be rendered insolvent by the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and the capital remaining in Borrower is not now and shall not foreseeably become unreasonably small to permit Borrower to carry on its business and transactions and all businesses and transactions in which it is about to engage. Borrower does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

     V. Lender has a perfected security interest in favor of Lender in all of Borrower's right, title and interest in the Collateral, prior and superior to any other security interest or lien, except any statutory or constitutional lien for taxes not yet due and payable.

     W. There are no material actions, suits or proceedings pending, or threatened against or affecting the assets of Borrower or the consummation of the transactions contemplated hereby, at law, or in equity, or before or by any governmental authority or instrumentality or before any arbitrator of any kind. Neither Borrower nor Guarantor is subject to any judgment, order, writ, injunction or decree of any court or governmental agency. There is not a reasonable likelihood of an adverse determination of any pending proceeding which would, individually or in the aggregate, have a material adverse effect on the business operations or financial condition of Borrower or Guarantor.

     5.2. WARRANTIES AND REPRESENTATIONS AS TO ELIGIBLE RECEIVABLES. With respect to Eligible Receivables, Borrower continuously warrants and represents to Lender that during the term of this Agreement and so long as any of the Indebtedness remains unpaid: (i) in determining which Receivables are "Eligible Receivables," Lender may rely upon all statements or representations made by Borrower; and (ii) those Receivables designated as Eligible Receivables meet each requirement set forth below at the time any request for advance is provided to Lender.

     A. The Eligible Receivables are genuine; are in all respects what they purport to be; and are evidenced by at least one executed original instrument, agreement, contract or document which has been or shall be delivered to Lender;

     B. The Eligible Receivables represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

     C. The amounts of the face value shown on any schedule of Receivables provided to Lender, and/or all invoices or statements delivered to Lender with respect to any Eligible Receivables, are actually and absolutely owing to Borrower and are not contingent for any reason;

     D. No set-offs, counterclaims or disputes as to payments or liability thereon exist or have been asserted with respect thereto and Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the outstanding amount of the Receivable;

     E. No facts, events or occurrences exist that, in any way, impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of the Receivable shown on any schedule, or on all contracts, invoices or statements delivered to Lender with respect thereto;

     F. All Account Debtors in connection with Eligible Receivables: (i) had the capacity to contract at the time any contract or other document giving rise to the Receivable was executed; and (ii) generally have the ability to pay their debts as become due;

     G. Within Borrower's knowledge, no proceedings or actions are threatened or pending against any Account Debtor that might result in any material adverse change in the Account Debtor's financial condition;

     H. The Eligible Receivables have not been assigned or pledged to any person or entity, other than Lender;

     I. The goods giving rise to the Eligible Receivables are not, and were not at the time of the sale, rental and/or lease thereof, subject to any lien, claim, encumbrance or security interest except those of Lender, those removed or terminated prior to the date hereof or those subordinated to Lender's security interest, by a subordination and standstill agreement acceptable to Lender;

     J. The End of Month Delinquency set forth in Section 12 of the Availability Report shall be delivered to Lender by Borrower hereunder as determined pursuant to the Aging Procedures and Eligibility Test (SCHEDULE
SECTION 1.G.).

6.       COVENANTS AND OTHER AGREEMENTS

     6.1. AFFIRMATIVE COVENANTS. During the term of this Agreement and so long as any of the Indebtedness remains unpaid, Borrower agrees and covenants, jointly and severally, that they shall:

     A. Pay or cause to be paid currently all of their expenses, including all payments on their obligations whenever due, as well as all payments of any and all taxes of whatever nature when due. This provision shall not apply to taxes or expenses which are due, but which are challenged in good faith.

     B. Maintain, preserve, and protect the Collateral, including, but not limited to, keeping documents, instruments or other written records otherwise evidencing the Collateral in accordance with Section 3.11 hereof.

     C. Furnish to Lender written notice as to the occurrence of any Default or Event of Default hereunder.

     D. Furnish to Lender notice of: (i) any development related to the business, financial condition, properties or assets of Borrower, that would have or has a materially adverse effect on such business, financial condition, properties or assets, or ability to perform their obligations under this Agreement and (ii) any material and adverse litigation or investigation to which either of them may be a party.

     E. Carry on and conduct their business in the same manner and in the same fields of enterprise as they are presently engaged, and Borrower shall preserve its corporate existence, licenses or qualifications as a domestic corporation in the jurisdiction of its incorporation and as a foreign corporation in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes qualification as a foreign corporation necessary and the failure to be so qualified would have a material adverse effect on Borrower or its assets or business, and to maintain all other material corporate rights and franchises, provided, however, nothing herein shall be construed to prevent Borrower from closing any retail location in the good faith exercise of its business judgment.

     F. Comply, and cause each affiliate to comply, with all statutes, governmental rules and regulations applicable to them.

     G. Permit and authorize Lender, without notifying Borrower, to make such inquiries through business credit or other credit reporting services concerning Borrower as Lender shall deem appropriate.

     H. Provide Lender with evidence of insurance issued by a reputable carrier, as reasonably required by Lender. This insurance shall reflect Lender as a loss payee or additional insured, as required by Lender, and contain a provision that Lender shall be notified by the carrier thirty (30) days prior to the termination or cancellation of any such insurance. Borrower shall maintain insurance, with respect to all Inventory, in an amount equal to or greater than the cost of such Inventory.

     I. Borrower shall take all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999. At Lender's request, Borrower shall provide to Lender assurance reasonably acceptable to Lender that Borrower's computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

     6.2. NEGATIVE COVENANTS. During the term of this Agreement and until the Indebtedness has been paid in full, Borrower covenants and agrees that they shall not, without Lender's prior written consent, which consent shall not be unreasonably withheld, do any of the following:

     A. Incur or permit or exist any mortgage, pledge, title retention lien or other lien, encumbrance or security interest with respect to the Collateral now owned or hereafter acquired by Borrower, except liens in favor of Lender or in favor of a floor plan lender who has executed an intercreditor agreement with Lender, in a form and substance acceptable to Lender.

     B. Delegate, transfer or assign any of their obligations or liabilities under this Agreement, or any part thereof, to any other person or entity.

     C. Be a party to or participate in: (i) any merger or consolidation; (ii) any purchase or other acquisition of all or substantially all of the assets or properties or shares of any class of, or any partnership or joint venture interest in, any other corporation or entity; (iii) any sale, transfer, conveyance or lease of all or substantially all of Borrower's assets or properties; or (iv) any sale or assignment with or without recourse of any Receivables.

     D. Cause or take any of the following actions with respect to Borrower:
(i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's outstanding securities or (ii) purchase or acquire, directly or indirectly, any shares of capital stock, evidences of indebtedness or other securities of any person or entity.

     E. Amend, supplement or otherwise modify Borrower's Articles of Incorporation or Bylaws which would have a material adverse effect on the condition and operations, prospects or financial condition of the Borrower.

     F. Incur, assume or suffer to exist any debt (including capitalized leases) other than (i) the Indebtedness, (ii) accounts payable incurred in the ordinary course of business, (iii) Subordinated Debt, or (iv) other debt consented to in writing by Lender.

     G. Directly or indirectly make loans to, invest in, extend credit to, or guaranty the debt of any person or entity, other than in the ordinary course of Borrower's business.

     H. Amend, modify, or otherwise change in any material adverse respect any material agreement, instrument, or arrangement (written or oral) by which Borrower, or any of its assets, are bound.

     I. Allow Borrower to be owned and controlled, directly or indirectly, by any person or entity other than the shareholders that own and control Borrower as of the date hereof.

     6.3. JOINT NEGATIVE COVENANTS. During the term of this Agreement until the Indebtedness secured hereby has been paid in full, both Borrowers, as defined in (Schedule Section 1.A.) jointly covenant and agree that they shall not, allow or permit any of the following, which covenants shall be applied in the aggregate by combining each element of such financial covenants for each
Borrower:

     A. Permit the Leverage Ratio to be more than the Leverage Ratio Limit (SCHEDULE SECTION 6.3.A.).

     B. Permit the aggregate Net Income to be less than the Minimum Net Income Requirement (SCHEDULE SECTION 6.3.B.)

     C. Make or allow Distributions, in the aggregate, to exceed without Lender's prior written consent, which consent shall not be unreasonably withheld, the Distributions Limitation (SCHEDULE SECTION 6.3.C.); provided, however, that no Distribution shall be made if a Default or an Event of Default shall exist.

     6.4. REPORTING REQUIREMENTS AND ACCOUNTING PRACTICES. Borrower shall maintain (i) a modern system of accounting in accordance with GAAP or other systems of accounting acceptable to Lender and (ii) standard operating procedures applicable to all of its locations with respect to the handling and disposition of cash receipts and other proceeds of Collateral on a daily basis, including the depositing thereof, aging of account receivables, record keeping and such other matters as Lender may reasonably request. For the purpose of determining compliance with the covenants and representations in the Loan Documents, Lender shall have the right to recast any financial statement or report presented to Lender by or on behalf of Borrower to comply with GAAP.

     6.5. PLEDGE OF RECEIVABLES. Borrower hereby agrees to pledge all Receivables and deliver documentation evidencing such Receivables (the original contract or agreement that evidences Account Debtor's primary payment obligation to Borrower ("Payment Agreement") and a certificate of title or application therefore in the name of Account Debtor, with the Borrower as the only secured party, of the collateral that secures such payment obligation to Lender ["Certificate of Title"]), no less often than on the twentieth (20th) day of each calendar month during the term of this Agreement. If such evidence of title of the collateral securing a pledged Receivable is not delivered to Lender with the original Receivable documentation, Borrower shall deliver evidence that such original title has been applied for in the name of the respective Account Debtor with Borrower as the only secured party ("White Slip"), in a form and substance satisfactory to Lender, and such evidence of title shall be delivered to Lender not later than fifteen (15) days after such evidence of title is received by Borrower. Any Receivable for which Borrower has not delivered the original Payment Obligation and the Certificate of Title or White Slip, such Receivables shall not be an Eligible Receivable hereunder, until such delivery is made. Borrower will deliver monthly, with the delivery of the documentation evidencing the Receivables above, a "Vehicle Title Exception Report" listing all Certificates of Titles which have not been received by Lender or are due from the appropriate state motor vehicle department.

     6.6. ACCOUNT DEBTORS' ADDRESSES. Borrower agrees to furnish to Lender from time to time, promptly upon request, a list of all Account Debtors' names and their most current addresses. Borrower agrees that Lender may from time to time, consistent with standard or generally accepted auditing practices, verify the validity, amount and any other matters relating to the Receivables by means of mail, telephone or otherwise, in the name of Borrower and during the continuance of an Event of Default in the name of Lender or such other name as Lender may choose.

     6.7. FINANCIAL REPORTS. Borrower shall furnish to Lender the following financial statements and reports, in a form satisfactory to Lender:

     A. As soon as practicable and in any event mailed within thirty (30) days after the end of each fiscal month: (i) "Availability Report," in the form and substance of Exhibit "D" attached hereto; (ii) Statement of Accounts Receivable showing the detailed aging of each Receivable according to the procedures (SCHEDULE SECTION 1.G.); (iii) a monthly Profit and Loss Statement and Balance Sheet, certified by Borrower's chief financial officer or equivalent duly elected officer of Borrower; (iv) Schedule of Receivables and Assignment in the form and substance of Exhibit "E" attached hereto; (v) with respect to the Inventory, weekly availability reports (reflecting additions and deletions), with the original title (open status), the purchase invoice and, upon Lender's request, applicable Black Book valuation of each vehicle; and (vi) monthly availability report (as a summary of the weekly reports) with a detailed aging of all inventory by location.

     B. Within one hundred twenty (120) days after the end of each of Borrower's fiscal years, annual financial statements, or combined statements, as the case may be, of Borrower prepared in accordance with GAAP, consistently applied and certified by its chief financial officer or equivalent duly elected officer. The financial statements shall consist of a balance sheet as of the end of such fiscal year and comparative statements of earnings, cash flows, and change in stockholders' equity for such fiscal year (SCHEDULE SECTION 6.7.). Notwithstanding the foregoing, because of the Crown Group, Inc.'s increase in its ownership to eighty percent (80%), Borrower has changed its fiscal year end to April 30th and comparative statements will not be required for the fiscal year ending April 30, 1999.

     C. With reasonable promptness, such other financial data as Lender may reasonably request, including but not limited to tax returns, business plans and reports.

     Together with each delivery of financial statements required by subsections A, B and C above, Borrower shall deliver to Lender and shall cause each of its subsidiaries to deliver to Lender, if requested by Lender, a certificate in form satisfactory to Lender, certifying that no Default or Event of Default exists under this Agreement as of the date of such certificate, or if a Default or an Event of Default exists, specifying the nature and period of existence thereof and what action Borrower proposes to take with respect thereto.

     6.8.  FINANCIAL STATEMENTS OF GUARANTORS. Each of the Guarantors (SCHEDULE
SECTION 1.H.) shall furnish to Lender annual financial statements in form reasonably satisfactory to Lender, with Crown Group, Inc., as long as it is a reporting company, delivering its 10-Ks and 10-Qs, within thirty (30) days of the filing of such reports. The financial statements received from the individual Guarantors shall be certified by such Guarantor. Additionally, each individual Guarantor shall deliver a copy of such Guarantor's Federal Income Tax Return (including all schedules thereto and amendments thereof) filed during the term hereof, within thirty (30) days of the filing of the same.

     6.9. NOTICE OF CHANGES. Borrower shall promptly notify Lender in writing of any change of its officers, directors or key employees; change of location of its principal offices, change of location of any of its principal assets; any acquisition, disposition or reorganization of any corporate subsidiary, affiliate or parent of Borrower; change of Borrower's name; death or withdrawal of any partner (if Borrower is a partnership); any sale or purchase out of the regular course of Borrower's business; material litigation of which Borrower is a party; and any other material change in the business or financial affairs of Borrower.

     Notwithstanding the foregoing to the contrary, Borrower shall not open a new location without Lender's prior written consent.

7.       EVENTS OF DEFAULT AND REMEDIES

     7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     A. If any payment of principal or interest or any other amount due Lender is not paid within five (5) days after the same shall be due and payable.

   B. If Borrower fails or neglects to perform, keep or observe any of the terms, provisions, conditions or covenants, contained in this Agreement, any of the other Loan Documents or any other agreement or document executed in connection with the transactions contemplated by this Agreement or if any representation, warranty or certification made by Borrower herein or in any certificate or other writing delivered pursuant hereto shall prove to be untrue in any material respect as of the date upon which the same was made or at any time thereafter, and the same is not cured to Lender's satisfaction within ten
(10) days after Lender has given written notice to Borrower identifying such Default.

     C. If the validity or enforceability of any lien, charge, security interest, mortgage, pledge or other encumbrance granted to Lender to secure the Indebtedness shall be impaired in any respect or to any degree, for any reason, or if any other lien, charge, security interest, mortgage, pledge or other encumbrance shall be created or imposed upon the Collateral unless such lien, charge, security interest, mortgage, pledge or other encumbrance is subordinate to that of Lender, pursuant to a subordination and standstill agreement in a form and substance acceptable to Lender.

     D. If any judgment against Borrower not covered by insurance in an amount in excess of Twenty-Five Thousand Dollars ($25,000.00), or any attachment or other levy against the properties or assets of Borrower with respect to a claim for any amount in excess of Twenty-Five Thousand Dollars ($25,000.00), remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days.

     E. Default, which has not been cured within the terms of the documents evidencing such obligations, in the payment of any sum due under any instrument of indebtedness for borrowed money owed by Borrower to any person, or any other continuing default under such instrument of indebtedness for borrowed money that permits such indebtedness for borrowed money to become due prior to its stated maturity or permits the holders of such indebtedness for borrowed money to elect a majority of the board of directors or manage the business of Borrower.

     F. If a court or governmental authority of competent jurisdiction shall enter an order, judgment or decree appointing, with or without Borrower's or Guarantor's consent or acquiescence, a receiver, custodian, liquidator, trustee or other officer with similar powers of Borrower or Guarantor or of the whole or any substantial part of its properties or assets, or approving a petition filed against Borrower or Guarantor seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law, and such order, judgment or decree shall remain unvacated, unstayed or not set aside for an aggregate of thirty (30) days (whether or not consecutive) from the date of the entry thereof or if any petition seeking such relief shall be filed against Borrower or Guarantor and such petition shall not be dismissed within thirty (30) days.

     G. An event shall occur which shall have a material adverse affect on the operations or financial condition of the Borrower.

     H. If Borrower shall: (i) be generally not paying their respective debts as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors;
(iii) make an assignment for the benefit of their creditors; (iv) consent to or acquiesce in the appointment of a receiver, custodian, liquidator, trustee or other officer with similar powers of either of their properties or assets; (v) file a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (vi) be adjudicated insolvent or be liquidated; (vii) admit in writing either of their inability to pay debts as they become due; (viii) voluntarily suspend transaction of usual business; or
(ix) take any action, corporate or otherwise, for the purpose of any of the foregoing.

     I. Any of the following shall occur: (i) entry of a court order that enjoins, restrains or in any way prevents Borrower from conducting all or any material part of its business affairs in the ordinary course of business or
(ii) withdrawal or suspension of any license or authority required for the conduct of any material part of Borrower's business, provided, however, Borrower shall have thirty (30) days to cure the suspension of any license or authority, on the condition that Borrower is pursuing such cure continuously and diligently during such thirty (30) days.

     J. If any Guarantor gives notice of termination or terminates their respective liability pursuant to the Guaranty Agreement executed in conjunction with this Agreement.

     7.2. ACCELERATION OF THE INDEBTEDNESS. Upon and after an Event of Default, the outstanding principal balance together with all accrued but unpaid interest on the Indebtedness and all other sums due and payable by Borrower to Lender may, at the option of Lender and without demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment, diligence in collecting, grace, notice and protest or a legal process of any kind, all of which are hereby expressly waived, be declared, and immediately shall become due and payable.

     7.3. LOUISIANA CONFESSION OF JUDGMENT. In the event that Borrower is domiciled in, or Collateral is located in, Louisiana, and to the extent of such domicile or location where Louisiana law is applicable to this Agreement:

     A. Borrower hereby CONFESSES JUDGMENT, up to the full amount of principal, interest and attorney's fees and for any sums that Lender may advance during the life of this Agreement for the payment of premiums of insurance, taxes and assessments or for the protection and preservation of this Agreement as authorized elsewhere in this Agreement, and does by these presents, consent, agree and stipulate that, in the event of any payment of principal or interest due hereunder not being promptly and fully paid when the same becomes due and payable, or in the event of failure to comply with any of the obligations set forth herein, the Indebtedness shall, at the option of Lender become due and payable, and it shall be lawful for Lender, without making a demand and without notice or putting in default, the same being hereby expressly waived, to cause all and singular the Collateral herein secured to be seized and sold by executory process issued by any competent court or to proceed with enforcement of its security interest in any other manner provided by law; and

     B. Borrower hereby expressly waives: (a) the benefit of appraisement, as provided in Articles 2332, 2336, 2723, and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same; (b) the demand and three (3) days delay according by Articles 2639 and 2721, Louisiana Code of Civil Procedure, and all other laws conferring the same; (c) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure, and all other laws conferring the same; (d) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure, and all other laws conferring the same; and (e) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure, and all other Articles not specifically mentioned above; and Borrower expressly agrees to the immediate seizure of the Collateral in the event of suit thereon.

     7.4. REMEDIES. Upon and after an Event of Default, Lender shall have the following rights and remedies, which individual remedies shall be non-exclusive, cumulative and in addition to each and every other remedy set forth in the Loan Documents or in this Agreement:

     A. All of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Arizona, as amended, or other applicable law.

     B. The right, to the fullest extent permissible by law, to: (i) enter upon the premises of Borrower, or any other place or places where the Collateral is located and kept, without any obligation to pay rent to Borrower, through self-help and without judicial process, without first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order to effectively collect and liquidate the Collateral; and/or (ii) require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in Lender's reasonable discretion.

     C. The right to sell or otherwise dispose of any or all Collateral in its then condition at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Lender, in its discretion, may deem advisable; provided that such sales may be adjourned from time to time with or without notice. The requirement of reasonable notice to Borrower of the time and place of any public sale of the Collateral or of the time after which any private sale either by Lender or at its option, a broker, or any other intended disposition thereof is to be made, shall be met if such notice is mailed, postage prepaid, to Borrower at the address of Borrower designated herein at least ten (10) Business Days before the date of any public sale or at least ten (10) Business Days before the time after which any private sale or other disposition is to be made unless applicable law requires otherwise.

     Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Lender agrees to hold Borrower harmless from any liability arising out of Lender's use of Borrower's premises, labels, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to advertising for sale, marshaling or selling the Collateral.

     Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Indebtedness owing by Borrower to Lender. The proceeds realized from the sale of any Collateral shall be applied first to reasonable costs and expenses, attorney's fees, expert witness fees incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to all payments, other than principal and interest, due under this Agreement; third to interest due upon any of the Indebtedness; fourth to the principal balance owing on the Indebtedness; and fifth the remainder, if any, to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

     D. In the event that Borrower is domiciled in, or Collateral is located in, Louisiana, and to the extent of such domicile or location where Louisiana law is applicable to this Agreement, the right to cause all and singular the hereinabove described Collateral to be seized and sold under executory process without appraisement, appraisement being hereby expressly waived, as an entirety or in parcels, as Lender may determine, to the highest bidder for cash.

     E. The right to appoint or seek appointment of a receiver, custodian or trustee of Borrower or any of its properties or assets pursuant to court order.

     F. The right to cease all advances hereunder.

     G. All other rights and remedies that Lender may have at law or in equity.

     7.5. NO WAIVER. No delay, failure or omission of Lender to exercise any right upon the occurrence of any Default or Event of Default shall impair any such right or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein. Lender may, from time to time, in a writing waive compliance by the other parties with any of the terms of this Agreement and its rights and remedies upon any Default or Event of Default, and, Borrower agrees that no waiver by Lender shall ever be legally effective unless such waiver shall be acknowledged and agreed in writing by Lender. No waiver of any Default or Event of Default shall impair any right or remedy of Lender not specifically waived. No single, partial or full exercise of any right of Lender shall preclude any other or further exercise thereof. No modification or amendment of or supplement to this Agreement or any other written agreement between the parties hereto shall be valid or effective (or serve as a basis of reliance by way of estoppel) unless the same is in writing and signed by the party against whom it is sought to be enforced. The acceptance by Lender at any time and from to time of a partial payment or partial performance of any of Borrower's obligations set forth herein shall not be deemed a waiver, reduction, modification or release from any Default or Event of Default then existing. No waiver by Lender of any Default or Event of Default shall be deemed to be a waiver of any other existing or any subsequent Default or Event of Default.

     7.6. APPLICATION OF PROCEEDS. After an Event of Default shall have occurred and is continuing, all amounts received by Lender on account of any Indebtedness and realized by Lender with respect to the Collateral, including any sums which may be held by Lender, or the proceeds of any thereof, shall be applied in the same manner as proceeds of Collateral as set forth in Section 7.4.C. hereof.

     7.7 APPOINTMENT OF LENDER AS ATTORNEY-IN-FACT. Borrower irrevocably designates, makes, constitutes and appoints Lender (and all persons reasonably designated by Lender), with full power of substitution, as Borrower's true and lawful attorney-in-fact (and not agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower, and at such time or times thereafter as Lender or said agent, in its discretion, may determine, in Borrower's or Lender's name, at no duty or obligation on Lender, do the following:

     A. All acts and things necessary to fulfill Borrower's administrative duties pursuant to this Agreement, including, but not limited to, the execution of financing statements;

     B. Upon the occurrence of any Default, all acts and things necessary to fulfill Borrower's obligations under this Agreement and the Loan Documents, except as set forth in Section 7.7.C below, at the cost and expense of Borrower.

     C. In addition to, but not in limitation of the foregoing, at any time or times upon the occurrence and during the continuance of an Event of Default, Lender shall have the right: (i) to enter upon Borrower's premises and to receive and open all mail directed to Borrower and remove all payments to Borrower on the Receivables; however, Lender shall turn over to Borrower all of such mail not relating to Receivables; (ii) in the name of Borrower, to notify the Post Office authorities to change the address for the delivery of mail addressed to Borrower to such address as Lender may designate (notwithstanding the foregoing, for the purposes of notice and service of process to or upon Borrower as set forth in this Agreement, Lender's rights to change the address for the delivery of mail shall not give Lender the right to change the address for notice and service of process to or upon Borrower in this Agreement); (iii) demand, collect, receive for and give renewals, extensions, discharges and releases of any Receivable; (iv) institute and prosecute legal and equitable proceedings to realize upon the Receivables; (v) settle, compromise, compound or adjust claims in respect of any Receivable or any legal proceedings brought in respect thereof; (vi) generally, sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Receivables as fully and completely as though Lender were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirements of notice to Borrower or other persons under applicable laws; (vii) take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds of Receivables; (viii) endorse the name of Borrower upon any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment of Receivables that may come into Lender's possession; and (ix) sign Borrower's name on any instruments or documents relating to any of the Collateral, or on drafts against Account Debtors; .

     The appointment of Lender as attorney-in-fact for Borrower is coupled with an interest and is irrevocable.

8.       EXPENSES AND INDEMNITIES.

     8.1. REIMBURSEMENT FOR EXPENSES. Upon the occurrence of a Default, except as set forth in the SCHEDULE SECTION 8.1., Borrower agrees to reimburse Lender, upon demand, for all reasonable out-of-pocket expenses (including costs of establishing and maintaining accounts or arrangements set forth in Section 3.10, attorney's fees, expert witness fees and legal expenses) incurred in connection with the evaluation of collateral, preservation of collateral, or collection of the Indebtedness.

     8.2. LENDER'S EXPENSES AND ATTORNEY'S FEES. UPON AND AFTER AN EVENT OF DEFAULT, LENDER SHALL BE ENTITLED TO RECOVER FROM BORROWER AND GUARANTORS ALL OF LENDER'S ATTORNEY'S FEES AND REASONABLE COSTS AND EXPENSES INCURRED IN THE EXERCISE OF LENDER'S RIGHTS SET FORTH IN THIS AGREEMENT, AND ALL DAMAGES SUSTAINED BY LENDER BY REASON OF MISREPRESENTATION, BREACH OF WARRANTY OR BREACH OF COVENANT OF BORROWER HEREIN, EXPRESSED OR IMPLIED, WHETHER CAUSED BY THE ACTS OR DEFAULTS OF BORROWER, ACCOUNT DEBTORS OR OTHERS; INCLUDING WITHOUT LIMITATION, ALL ATTORNEY'S FEES ARISING FROM SUCH SERVICES, EXPERT WITNESS FEES AND ANY EXPENSES, COSTS AND CHARGES RELATING THERETO, AND ALL OF THE FOREGOING SHALL CONSTITUTE PART OF THE INDEBTEDNESS SECURED BY THE COLLATERAL AND SHALL BE PAYABLE ON DEMAND.

     8.3. GENERAL INDEMNIFICATION. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (collectively "Claim" or "Claims") of any kind or nature whatsoever, asserted by any party other than Borrower, or with respect to Borrower only as otherwise provided in this Agreement or pursuant to applicable law regarding Lender's obligations to Borrower, which may be imposed on, incurred by or asserted against Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender) in any way relating to or arising out of the Loan Documents or any action taken or omitted by Lender, or any of its officers, directors, employees or agents (including accountants, attorneys or other professionals hired by Lender) under the Loan Documents, except to the extent such indemnified matters are finally found by a court to be caused by Lender's gross negligence or wilful misconduct.

9.       MISCELLANEOUS

     9.1. NOTICES. All notices, demands, billings, requests and other written communications hereunder shall be deemed to have been properly given: (i) upon personal delivery; (ii) on the third Business Day following the day sent, if sent by registered or certified mail; (iii) on the next Business Day following the day sent, if sent by overnight express courier; or (iv) on the day sent or if such day is not a Business Day on the next Business Day after the day sent if sent by telecopy providing the receiving party has acknowledged receipt by return telecopy, in each case, to Lender, Borrower or Guarantors at its address and/or telecopy number as set forth in this Agreement or SCHEDULE SECTION 9.1, or at such other address and/or telecopy number as either party may designate for such purpose in a written notice given to the other party.

     Lender shall have the right, on or after initial funding pursuant to the terms of this Agreement, to issue a press release or other brochure announcing the consummation of the Loan Documents and to distribute that information to third parties in the normal course of Lender's business, at no cost to Borrower.

     9.2. PARTICIPATIONS. Borrower and Guarantors acknowledge and agree that Lender may from time to time sell or offer to sell interests in the Indebtedness and the Loan Documents to one or more participants. Borrower and Guarantors authorize Lender to disseminate any information it has pertaining to the Indebtedness, including without limitation, complete and current credit information on Borrower and any of its principals and Guarantors, to any such participant or prospective participant.

     9.3. SURVIVAL OF AGREEMENTS. All of the various representations, warranties, covenants and agreements of Borrower (including without limitation, any agreements to pay costs and expenses and to indemnify Lender) in the Loan Documents shall survive the execution and delivery of the Loan Documents and the performance under such Loan Documents, and shall further survive until one
(1) year and one (1) month after all of the Indebtedness is paid in full to Lender and all of Lender's obligations to Borrower under the Loan Documents are terminated.

     9.4. NO OBLIGATION BEYOND MATURITY. Borrower agrees and acknowledges that upon the Maturity Date, Lender shall have no obligation to renew, extend, modify or rearrange the Loan and shall have the right to require all amounts due and owing under the Loan to be paid in full upon such date.

     9.5. PRIOR AGREEMENTS SUPERSEDED. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement. No provision of this Agreement or other document or instrument relating hereto may be modified, waived or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

     9.6. PARTIES BOUND. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided for herein. Borrower and Guarantor shall not assign any of their respective rights or obligations pursuant this Agreement.

     9.7. NUMBER AND GENDER. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations and warranties of Borrower in this Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

     9.8. NO THIRD PARTY BENEFICIARY. This Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

     9.9. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

     9.10. SEVERABILITY OF PROVISIONS. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.11. HEADINGS. The Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     9.12. SCHEDULES AND EXHIBITS. Any and all exhibits hereto are hereby expressly incorporated by reference as though fully set forth at that point verbatim. All terms and provisions as defined or set forth in Article 1 and in any Schedule are hereby incorporated into and made a part of this Agreement. Each reference in this Agreement and the Schedule hereto to any information or definitions contained in Article 1 or the Schedule shall mean and refer to the information or definitions as set forth in Article 1 and the Schedule unless the context specifically requires otherwise. Any terms used in Article 1 and in the Schedule which are not defined shall have the meanings ascribed to such terms, as of the date of this Agreement, by the Uniform Commercial Code as enacted in the State of Arizona to the extent the same are defined therein.

     9.13. FURTHER INSTRUMENTS. Borrower and Guarantors shall from time to time execute and deliver, and shall cause each of Borrower's subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Loan Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as Lender reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

     9.14. LENDER'S EXPENSES AND ATTORNEY'S FEES. UPON AND AFTER AN EVENT OF DEFAULT, LENDER SHALL BE ENTITLED TO RECOVER FROM BORROWER AND GUARANTORS ALL OF LENDER'S ATTORNEY'S FEES AND REASONABLE COSTS AND EXPENSES INCURRED IN THE EXERCISE OF

LENDER'S RIGHTS SET FORTH IN THIS AGREEMENT, AND ALL DAMAGES SUSTAINED BY LENDER BY REASON OF MISREPRESENTATION, BREACH OF WARRANTY OR BREACH OF COVENANT OF BORROWER HEREIN, EXPRESSED OR IMPLIED, WHETHER CAUSED BY THE ACTS OR DEFAULTS OF BORROWER, ACCOUNT DEBTORS OR OTHERS; INCLUDING WITHOUT LIMITATION, ALL ATTORNEY'S FEES ARISING FROM SUCH SERVICES, EXPERT WITNESS FEES AND ANY EXPENSES, COSTS AND CHARGES RELATING THERETO, AND ALL OF THE FOREGOING SHALL CONSTITUTE PART OF THE INDEBTEDNESS SECURED BY THE COLLATERAL AND SHALL BE PAYABLE ON DEMAND.

     9.15. GOVERNING LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED BY BORROWER AND GUARANTOR AND ACCEPTED BY LENDER IN MARICOPA COUNTY, ARIZONA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ARIZONA.

     9.16. JURISDICTION AND VENUE. TO INDUCE THE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER, GUARANTORS AND LENDER IRREVOCABLY AGREE THAT, SUBJECT TO THE LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF MARICOPA, STATE OF ARIZONA. BORROWER, GUARANTORS AND LENDER HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE SECTION 9.16 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

     9.17. WAIVER. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND EACH GUARANTOR HEREBY WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, AND ONE OR MORE EXTENSIONS OR RENEWALS OF ANY OR ALL ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO IN THIS REGARD; (ii) ALL RIGHTS TO NOTICE AND HEARING PRIOR TO THE LENDER'S TAKING POSSESSION OR CONTROL OF, OR THE LENDER'S REPLEVIN, ATTACHMENT OR LEVY ON OR OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF THE LENDER'S REMEDIES; AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISEMENT OR EXEMPTION LAWS.

     9.18. ADVICE OF COUNSEL. BORROWER AND EACH GUARANTOR ACKNOWLEDGES THAT THEY HAVE BEEN REPRESENTED AND ADVISED BY INDEPENDENT LEGAL COUNSEL WITH RESPECT TO THE NEGOTIATION, EXECUTION AND ACCEPTANCE OF THIS AGREEMENT AND THE TRANSACTION GOVERNED BY THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE PROVISIONS CONTAINED IN SECTIONS 8.3, 9.15, 9.16, 9.17, 9.18, 9.19 and 9.20 HEREOF AND HAS RELIED UPON THE ADVICE OF ITS INDEPENDENT LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING AND DELIVERING THIS AGREEMENT, AND THAT THEY HAVE FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AS THE PRODUCT OF ARMS' LENGTH NEGOTIATIONS.

     9.19. WAIVER OF RIGHT TO TRIAL BY JURY. LENDER, BORROWER AND GUARANTORS HEREBY COVENANT AND AGREE THAT IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ANY MATTER ARISING OUT OF THIS AGREEMENT, THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, ANY WRITTEN AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING OR IN ANY WAY RELATED TO, CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY; LENDER, BORROWER AND EACH GUARANTOR HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     9.20. TIME OF ESSENCE. Subject to any grace periods, cure periods or other such provisions herein, time is of the essence for the performance the obligations set forth in this Agreement and the Loan Documents.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

BORROWER:

PREMIUM AUTO ACCEPTANCE CORPORATION

By:
   --------------------------------------------
   Daniel Chu, President                 (Date)

75-2573171
Tax Payer Identification No.


PAACO AUTOMOTIVE GROUP, INC.

By:
   --------------------------------------------
   Daniel Chu, President                 (Date)

75-2457739
Tax Payer Identification No.


GUARANTORS:

-----------------------------------------------
Larry W. Lange
###-##-####
Social Security No.


-----------------------------------------------
Daniel Chu
###-##-####
Social Security No.


-----------------------------------------------
Vicky Chu
###-##-####
Social Security No.


-----------------------------------------------
Theodore Lange
###-##-####
Social Security No.


Crown Group, Inc.


By:
   --------------------------------------------
   Daniel Chu, Authorized Agent          (Date)


-------------------------------
Tax Payer Identification Number


LENDER:

FINOVA CAPITAL CORPORATION,
a Delaware corporation


By:
   --------------------------------------------
   J. Steven Cammack, Vice President      (Date)

94-1278569
Tax Payer Identification Number

                                                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------
                                                              Rediscount Finance


                                   SCHEDULE TO
                           FIRST AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT



BORROWER:                  PREMIUM AUTO ACCEPTANCE CORPORATION
ADDRESS:                   605 SOUTH LOOP 12
                           IRVING, TEXAS 75060

BORROWER:                  PAACO AUTOMOTIVE GROUP, INC.
ADDRESS:                   605 SOUTH LOOP 12
                           IRVING, TEXAS 75060


DATE:                      MARCH 8, 1999


         This Schedule to First Amended and Restated Loan and Security Agreement ("A Schedule") is executed in conjunction with a certain First Amended and Restated Loan and Security Agreement ("Agreement"), dated of even date herewith, by and between FINOVA Capital Corporation, as Lender, and the borrowers named above (collectively referred to herein as the "Borrowers" and singularly as "Borrower"), all of whose chief executive offices are located at the above addresses (collectively referred to herein as "Borrowers' Address"). Each Borrower shall be separately defined as set forth in the Schedule. All representations, warranties, covenants, agreements, undertaking or other obligations of Borrower as set forth in this Agreement and all other Loan Documents are made by each Borrower as separately set forth for each Borrower in this Agreement and the other Loan Documents. All financial covenants and ratios set forth herein shall be applied to the Borrowers in the aggregate.


================================================================================

1.A.     BORROWERS (SECTION 1).

              Each Borrower shall be referred to herein as follows:

                    Premium Auto Acceptance Corporation  - "Premium"
                    PACCO AUTOMOTIVE GROUP, INC. - "PAACO" or "Lead Borrower"

================================================================================

1.B. MAXIMUM MILEAGE OF ELIGIBLE INVENTORY AND MAXIMUM AGE OF ELIGIBLE INVENTORY (SECTION 1)

                  The term "Maximum Mileage of Eligible Inventory" shall mean, with respect to each item of Inventory, the actual mileage, according to the odometer of the vehicle, with respect to cars shall be ninety thousand (90,000) miles and with respect to trucks and sport utility vehicles shall be one hundred twenty thousand (120,000) miles.

                  The term "Maximum Age of Eligible Inventory" shall mean, with respect to each item of Inventory, the number years from the year of determination to the model year, eight (8) years.


================================================================================

1.C.     MAXIMUM COST OF ELIGIBLE INVENTORY (SECTION 1)

                  The term "Maximum Cost of Eligible Inventory" shall mean, with respect to each item of Inventory, the purchase price of such item of Inventory shall be Ten Thousand Dollars ($10,000.00). Only that portion of the purchase price that exceeds Ten Thousand Dollars ($10,000.00) shall be ineligible for the purposes of determining availability.

================================================================================

1.D.     MAXIMUM OWNERSHIP (SECTION 1)

                  The term "Maximum Ownership" shall mean ninety (90) days from the date of the invoice that evidences the purchase of each vehicle of Inventory by Borrower.

================================================================================

1.E.     MAXIMUM AMOUNT OF AN ELIGIBLE RECEIVABLE (SECTION 1).

                  The term "Maximum Amount of an Eligible Receivable" shall mean the sum of Nineteen Thousand Dollars ($19,000.00) remaining due thereon at any date of determination, excluding all unearned finance charges pursuant to the Eligible Receivables.

================================================================================

1.F.     MAXIMUM TERM OF AN ELIGIBLE RECEIVABLE (SECTION 1).

                  The "Maximum Term of an Eligible Receivable" shall be thirty-six (36) months remaining until the due date of such Eligible Receivable at any date of determination.

================================================================================

1.G.     AGING PROCEDURES AND ELIGIBILITY TEST (SECTION 1).


AGING PROCEDURES FOR A CONTRACTUAL AGING:

1.       No payment missed or due           =  Current.

2.       1 to 30 days past due              = "30 day Account".

3.       31 to 60 days past due             = "60 day Account".

4.       61 or more days past due           = "60 + day Account"


ELIGIBILITY TEST:

The term "Eligibility Test" shall mean the test to determine the eligibility of a Receivable for the purposes of Section 1.11 hereof, that test, no payment due on said Receivable remains unpaid more than sixty (60) days from the specific date on which such payment was due pursuant to the terms of said Receivable.

================================================================================

1.H.     GUARANTOR (WHETHER ONE OR MORE) (SECTION 1).

                           Crown Group, Inc. (Limited)
                           Larry Lange
                           Daniel and Vicky Chu
                           Theodore Lange

                           Upon the execution of this Schedule to First Amended and Restated Loan and Security Agreement by Lender Mary Lange's Guaranty shall be released. Such release is conditioned upon that upon any partitioning or other division of assets between Mary Lange and Larry Lange, that Larry Lange retains or receives assets, after such partitioning or division, wherein he has at least fifty percent (50%) of the value of the combined assets of Mary Lange and Larry Lange.

================================================================================

2.1.A. AMOUNT OF REVOLVING CREDIT LINE AND THE AMOUNT OF THE INVENTORY CREDIT LINE (SECTION 2.1):


                  (i)      The "Amount of the Revolving Credit Line" shall be:

                           (a) if the date of determination is prior to June 30, 1999, Forty-Eight Million Dollars ($48,000,000.00);

                           (b) if the date of determination is on or after July 1, 1999, Sixty Million Dollars ($60,000,000.00).

                  (ii) The "Amount of the Inventory Credit Line" shall be Three Million Dollars ($3,000,000.00).

================================================================================

2.1.B.   AVAILABILITY ON ELIGIBLE RECEIVABLES (SECTION 2.1):

                  The "Availability on Eligible Receivables" shall be an amount equal to sixty-seven and one-half percent (67.5%) of the aggregate unmatured and unpaid amount due to Borrower from the Account Debtor named thereon, excluding all unearned finance charges, pursuant to the Eligible Receivables.

                  Notwithstanding any provision contained in the Loan Documents to the contrary, if (i) for the twelve (12) calendar month period immediately prior to any date of determination, the Collateral Recovery Rate is less than seventy-two percent (72%),(ii) on any date of determination the Collateral Performance Percentage is greater than seven percent (7%) or
                  (iii) for the twelve (12) calendar month period immediately prior to any date of determination, the Cash Sales Percentage is greater than five percent (5%), then upon the occurrence of any of these events, Lender, in its sole and absolute discretion, may modify the Availability on Eligible Receivables advance percentage set forth above and/or the Availability on Eligible Inventory advance percentage set forth below in SCHEDULE SECTION 2.1.C. .

================================================================================

2.1.C.   AVAILABILITY ON ELIGIBLE INVENTORY (SECTION 2.1)

                  The "Availability on Eligible Inventory" shall be lesser of
                  (i) the Amount of the Inventory Credit Line, or (ii) the aggregate amount with respect to all Eligible Inventory of the lesser of (a) fifty percent (50%) of the invoice cost, as evidence by a bill of sale or other documents evidencing the purchase price of such Inventory (provided that the cost of a "trade-in" shall not exceed fifty percent (50%) of "average value" Black Book, as defined below), or (b) fifty percent (50%) of the "average value" Black Book (pursuant to the most current edition of the "Black Book" as published by National Auto Research Division, Hearst Business Media Corporation, for the market area of Borrower).

================================================================================

2.2. STATED INTEREST RATE (SECTION 2.2).

                  The Receivables Stated Interest Rate shall be the lesser of
                  (i) the Governing Rate plus three percent (3.0%) per annum or
                  (ii) the Maximum Rate.

                  The Inventory Stated Interest Rate shall be the lesser of (a) the Governing Rate plus three percent (3.00%) per annum; or
                  (b) the Maximum Rate.

================================================================================

2.3. MATURITY DATE (SECTION 2.3.C).

                  The primary term of this Agreement shall expire on June 30, 2000. If Borrower desires to extend the primary term or any term thereafter of this Agreement, Borrower shall give Lender notice of its intent to extend the term no earlier than one hundred and eighty (180) days and no later than one hundred and fifty (150) days prior to any expiration date of this Agreement. Upon the receipt by Lender of Borrower's notice to extend the term of this Agreement, if Lender desires to renew and extend the term of this Agreement, Lender shall give Borrower notice of Lender's intent to extend the term of this Agreement, within sixty (60) days of Lender's receipt of Borrower's notice to extend. If Lender does not give Borrower notice of Lender's intent to extend the term of this Agreement within the sixty (60) days period, then it shall be deemed that Lender does not intend to renew and extend the term of this Agreement. Notwithstanding the foregoing, this Agreement shall remain in full force and effect until the Indebtedness due and owing to Lender has been paid in full.

================================================================================

2.6. LIQUIDATED DAMAGES (SECTION 2.6).

                  The amount of "Liquidated Damages" shall be:

                  (i) if prior to April 30, 2000, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, an amount equal to three percent (3%) of the Amount of the Revolving Credit Line; and

                  (ii) if after April 30, 2000, if Borrower pays the balance of the Indebtedness in full and Borrower requests Lender to terminate Lender's security interest in the Collateral, an amount equal to zero percent (0%) of the Amount of the Revolving Credit Line; and

================================================================================

2.16.    FACILITY FEE (SECTION 2.16).

           The Facility Fee shall be One Thousand Dollars ($1,000.00) per month.

================================================================================

3.2. BUSINESS LOCATIONS OF BORROWER (SECTIONS 3.2, 3.6 AND 5.1.N.).

         All locations are as follows:    605 South Loop 12
                                          Irving, Texas 75060

                                          3200 E. Randol Mill Road
                                          Arlington, Texas 76011


                                          3500 N.E. 28th Street
                                          Ft. Worth, Texas 76111

                                          3363 W. Northwest Hwy
                                          Dallas, Texas 75220

                                          5125 Ross Avenue
                                          Dallas, Texas 75206

                                          945 E. Jefferson Street
                                          Dallas, Texas 75203

                                          2751-2781 S. Garland Road
                                          Garland, Texas 75041

                                          1640 S. Stemmons Frwy.
                                          Carrollton, Texas 75006

                                          9751 Webbs Chapel (Payment Center)
                                          Dallas, Texas 75220

                                          5334 Ross Avenue (Payment Center)
                                          Dallas, Texas 75206\

                                          5715 North Freeway
                                          Houston, TX 77076

                                          8011 Gulf Freeway
                                          Houston, TX 77017

================================================================================

4.4. ANNUAL FINANCIAL STATEMENTS (SECTION 4.4).

                  Annual financial statements shall be audited annually by independent certified public accountants acceptable to Lender.


================================================================================

5.1. BORROWER'S TRADENAMES (WHETHER ONE OR MORE)(SECTION 5.1.B.)

                  PAACO
                  PAACO, Inc.

================================================================================

6.3.A. LEVERAGE RATIO LIMIT (SECTION 6.3.A).

                  The term "Leverage Ratio Limit" shall mean 4.0 to 1.0.

================================================================================

6.3.B.   MINIMUM NET INCOME (SECTION 6.3.B).

                  The Minimum Net Income shall be One Dollar ($1.00) for any fiscal year of Borrower.

================================================================================

6.3.C.   DISTRIBUTIONS LIMITATION (SECTION 6.3.C).

                  Maximum Distributions shall not exceed seventy-five percent (75%) of Net Income of the fiscal year in which such Distributions are made.

================================================================================


8.1. REIMBURSEMENT OF EXPENSES (SECTION 8.1).

                  None, except as otherwise set forth in the Loan Agreement.

================================================================================

8.2. NOTICES (SECTION 8.2).

               Lender: FINOVA Capital Corporation
                       (copy each office below with all notices)

                       CORPORATE FINANCE OFFICE:

                       FINOVA Capital Corporation
                       355 South Grand Avenue, Suite 2400
                       Los Angeles, CA  90071
                       Attn: John J. Bonano, Senior Vice President
                       Telephone:  (213) 253-1600
                       Telecopy No.:  (213) 625-0268

                       CORPORATE OFFICE:

                       FINOVA Capital Corporation
                       1850 N. Central Avenue
                       Phoenix, AZ 85077
                       Attn:  Joseph R. D'Amore, Vice President - Group Counsel
                       Telephone:  (602) 207-4900
                       Telecopy No.:  (602) 207-5543

                       REDISCOUNT FINANCE OFFICE:

                       FINOVA Capital Corporation
                       16633 Dallas Parkway, Suite 700
                       Addison, TX 75001
                       Attn:  Dan Black (Account Executive)
                       Telephone:  (972) 764-1100
                       Telecopy No.:  (972) 764-1135

                       Borrower: Premium Auto Acceptance Corporation
                                 605 South Loop 12
                                 Irving, Texas 75060
                                 Telephone: (972) 445-2180
                                 Telecopy No. (972) 445-2328

                       Borrower: PAACO Automotive Group, Inc.
                                 605 South Loop 12
                                 Irving, Texas 75060
                                 Telephone: (972) 445-2180
                                 Telecopy No.: (972) 445-2328

                       Guarantor: Larry W. Lange
                                  6 Braewick Ct.
                                  Dallas, TX 75225
                                  Telephone:
                                  Telecopy No.:

                       Guarantor: Daniel Chu & Vicky Chu
                                  10165 Gaywood
                                  Dallas, TX 75229
                                  Telephone:
                                  Telecopy No.:

                       Guarantor: Theodore Lange
                                  4040 Avondale, #408
                                  Dallas, TX 75219
                                  Telephone:
                                  Telecopy No.:

                       Guarantor: Crown Group, Inc.
                                  4040 North MacArthur Blvd., Suite 1000
                                  Irving, Texas 75038
                                  Telephone: (972) 717-3423
                                  Telecopy No.: (972) 719-4466
                                  Attn: Edward R. McMurphy, President
                                  with a copy to: T.J. Falgout, III,
                                  Executive Vice President and General Counsel


================================================================================

8.17.    AGENT FOR SERVICE OF PROCESS (SECTION 8.17).

            Daniel Chu, whose address is 605 South Loop 12, Irving, Texas 75225.
               (Agent)

================================================================================

     IN WITNESS WHEREOF, the parties have executed this Schedule on the day and year first set forth above.

                           LENDER:

                           FINOVA CAPITAL CORPORATION,
                           a Delaware corporation



                           By:
                              --------------------------------------------------
                              J. Steven Cammack, Vice President  (Date)



                           BORROWER:

                           PREMIUM AUTO ACCEPTANCE CORPORATION


                           By:
                              --------------------------------------------------
                              Daniel Chu, President  (Date)


                           PAACO AUTOMOTIVE GROUP, INC.


                           By:
                              --------------------------------------------------
                              Daniel Chu, President  (Date)



                           GUARANTORS:

                           Crown Group, Inc.



                           By:
                              --------------------------------------------------
                              Daniel Chu, Authorized Agent


                           -----------------------------------------------------
                           Larry W. Lange



                           -----------------------------------------------------
                           Daniel Chu



                           -----------------------------------------------------
                           Vicky Chu



                           -----------------------------------------------------
                           Theodore Lange

                                              [FINOVA FINANCIAL INNOVATORS LOGO]


                                                              Rediscount Finance
                          TWELFTH AMENDED AND RESTATED
                                 PROMISSORY NOTE


$60,000,000.00                   PHOENIX, ARIZONA                  MARCH 8, 1999


         FOR VALUE RECEIVED, the undersigned ("MAKER"), hereby unconditionally promises to pay to the order of FINOVA CAPITAL CORPORATION, a Delaware corporation, ("HOLDER") formerly known as Greyhound Financial Corporation, at HOLDER's branch address at 16633 Dallas Parkway, Suite 700, Dallas, Texas 75001, or at such other place as HOLDER may designate in writing, the principal sum of Sixty Million Dollars ($60,000,000.00) or so much thereof as shall be advanced or readvanced, with interest thereon at the Stated Interest Rate calculated on the average daily balance outstanding, as follows:

         1. DEFINITIONS. When used herein, the following terms have the meanings given in this paragraph:

                  A. Loan Agreement. The term "Loan Agreement" shall mean that certain First Amended and Restated Loan and Security Agreement dated March 8, 1999, entered into by and between FINOVA Capital Corporation, as Lender, and MAKER, as Borrower, and all amendments, substitutions, renewals and extensions thereof. All terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Loan Agreement.

                  B. Maximum Rate. The term "Maximum Rate" shall mean the highest lawful rate of interest applicable to this NOTE. In determining the Maximum Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest.

         2. PAYMENT. The principal and interest of this NOTE are payable as follows:

                  A. Accrued but unpaid interest for each calendar month during the term hereof shall be due and payable monthly, in arrears, on the fifteenth (15th) day of the immediately succeeding calendar month that commences on March 15, 1999. All outstanding principal together with all accrued and unpaid interest shall be due and payable, if not sooner paid, on June 30, 2000. All payments received hereunder shall be applied as set forth in the Loan Agreement.

                  B. Notwithstanding the foregoing, principal shall be immediately due and payable without written notice and demand from Lender in such amounts so that the outstanding balance hereunder does not, at anytime, exceed the amount of the Loan as determined pursuant to Section 2.1 of the Loan Agreement. The amount of such payments shall be determined by HOLDER pursuant to the terms of the Loan Agreement and based upon the principal balance of this NOTE then outstanding as determined pursuant to the Loan Agreement and as shown on the books and records of HOLDER, maintained in accordance with its usual practice, the entries of which being conclusive evidence of the existence and amounts as therein recorded.

                  C. All of the principal hereunder may be prepaid in full or in part at any time; however, such voluntary prepayments shall be subject to the voluntary prepayment provisions set forth in Article 2.6 of the Loan Agreement.

         3. PRINCIPAL BALANCE. The unpaid principal balance of this NOTE at any time shall be the total amounts loaned or advanced hereunder by HOLDER, less the amount of payments or prepayments of principal made hereon by or for the account of MAKER. It is contemplated that by reason of payments or prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this NOTE shall remain valid and shall be in force and effect as to loans or advances made pursuant to and under the terms of this NOTE subsequent to each such occurrence. All loans or advances and all payments or prepayments made hereunder on account of principal or interest may be evidenced by HOLDER, or any subsequent holder, maintaining in accordance with its usual practice an account or accounts evidencing the indebtedness of MAKER resulting from all loans or advances and all payments or prepayments hereunder from time to time in the amounts of principal and interest payable and paid from time to time hereunder, in which event, in any legal action or proceeding in respect of this NOTE, subject to Section 2.8 of the Loan Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of MAKER therein recorded. In the event that the unpaid principal amount hereof, at any time and for any reason, exceeds the maximum amount hereinabove specified, MAKER covenants and agrees to pay the excess principal amount immediately without notice or demand; such excess principal amount shall in all respects be deemed to be included among the loans or advances made pursuant to the other terms of this NOTE and shall bear interest at the rate hereinabove stated.

         4. ADVANCES. This Promissory Note is the "Note" referred to in the Loan Agreement and the Holder is entitled to all the rights, remedies and benefits of the Lender thereunder. Reference is hereby made to the Loan Agreement for the terms and conditions under which this Note is to be made and to be repaid.

         5. DEFAULT, REMEDIES. Upon the occurrence of any one or more of the Events of Default set forth in the Loan Agreement, at the option of the holder of this NOTE, the entire unpaid principal balance and accrued and unpaid interest hereon shall at once become due and payable without notice or demand and the Holder may foreclose and enforce all liens and security interests securing this NOTE.

         If this NOTE is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate, or other judicial proceeding, whether before or after maturity, MAKER agrees to pay attorney's fees, together with all actual expenses of collection and litigation and costs of court incurred by the Holder, whether or not suit is actually filed or not.

         6. WAIVER. MAKER and all other makers, signers, sureties, guarantors and endorsers of this NOTE waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, diligence in the collecting, grace, notice and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to HOLDER.

         7. SECURITY. This NOTE is secured by certain security interests as set forth in the Loan Agreement.

         8. CONTROLLING AGREEMENT. The contracted for rate of interest of the Loan without limitation, shall consist of the following: (i) the Stated Interest Rate, calculated and applied to the principal balance of the Note in accordance with the provisions of this Note and the Loan Agreement; (ii) Interest After Event of Default or Due Date, calculated and applied to the amounts due under this Note in accordance with the provisions thereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements.

         All fees, charges, goods, things in action or any other sums or things of value (other than amounts described in the immediately previous paragraph), paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Note, the Loan Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

         It is the intent of the parties to comply with the usury law ("Applicable Usury Law") applicable pursuant to the terms of the preceding paragraph or such other usury law which is applicable if the law chosen by the parties is not applicable. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this NOTE, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this NOTE or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. In the event
(a) any such excess of interest otherwise would be contracted for, charged or received from Maker or otherwise in connection with the loan evidenced hereby, or (b) the maturity of the indebtedness evidenced by this NOTE is accelerated in whole or in part, or (c) all or part of the principal or interest of this NOTE shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Maker nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at Holder's option, and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Holder from time to time, if and when the effective interest rate on the loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Maker further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

         9. APPLICABLE LAW. This NOTE shall be construed in accordance with the laws of the State of Arizona and the laws of the United States applicable to transactions in the State of Arizona.

         10. NO WAIVER. No delay on the part of the HOLDER in the exercise of any power or right under this NOTE, or under the LOAN AGREEMENT or any other instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or exercise of any other power or right. Enforcement by HOLDER of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         11. SUCCESSORS, ASSIGNS. The term "HOLDER" shall include all of HOLDER's successors and assigns to whom the benefits of this NOTE shall inure.

         12. RENEWAL AND EXTENSION. This Twelfth Amended and Restated Promissory
Note is executed in conjunction with that certain First Amended and Restated Loan and Security Agreement and other documents executed in conjunction therewith, dated of even date herewith, by and between HOLDER and MAKER amending that certain Loan and Security Agreement, dated December 14, 1995. This Twelfth Amended and Restated Promissory Note is a renewal and extension of and not an extinguishment of that certain Promissory Note, dated December 14, 1995, in the stated principal amount of $6,500,000.00, that certain Amended and Restated Promissory Note, dated May 22, 1996, in the stated principal amount of Twelve Million Dollars ($12,000,000.00), that certain Second Amended and Restated Promissory Note, dated January 7, 1997, in the stated principal amount of Thirteen Million Dollars ($13,000,000.00), that certain Third Amended and Restated Promissory Note, dated March 24, 1997, in the stated principal amount of Fourteen Million Dollars ($14,000,000.00), that certain Fourth Amended and Restated Promissory Note, dated April 17, 1997, in the stated principal amount of Twenty Million Dollars ($20,000,000.00), that certain Fifth Amended and Restated Promissory Note, dated October 2, 1997, in the stated principal amount of Twenty One Million Dollars ($21,000,000.00), that certain Sixth Amended and Restated Promissory Note, dated October 27, 1997, in the stated principal amount of Twenty Two Million Dollars ($22,000,000.00), that certain Seventh Amended and Restated Promissory Note, dated November 25, 1997, in the stated principal amount of Twenty Five Million Dollars ($25,000,000.00) Eighth Amended and Restated Promissory Note, dated February 5, 1998, in the stated principal amount of Thirty-Five Million Dollars ($35,000,000.00), that certain Ninth Amended and Restated Promissory Note, dated October 26, 1998, in the stated principal amount of Thirty-Six Million Five Hundred Thousand Dollars ($36,500,000.00), that certain Tenth Amended and Restated Promissory Note, dated December 10, 1998, in the stated principal amount of Thirty Eight Million Dollars ($38,000,000.00), and that certain Eleventh Amended and Restated Promissory Note, dated March 3, 1999, in the stated principal amount of Forty-Three Million Dollars ($43,000,000.00), each executed by MAKER in favor of HOLDER. This Twelfth Amended and Restated Promissory Note is secured by liens granted to Holder on certain collateral, this Twelfth Amended and Restated Promissory Note is a continuation of MAKER's obligations to HOLDER and such obligations and liens, mortgages, deeds of trust or security interests are not extinguished by this Twelfth Amended and Restated Promissory Note but are hereby renewed and extended.


                               MAKER:

                               Premium Auto Acceptance Corporation,
                               a Texas corporation


                               By:
                                  ---------------------------------------------
                                             Daniel Chu, President


                               PAACO Automotive Group, Inc.,
                               a Texas corporation


                               By:
                                  ---------------------------------------------
                                             Daniel Chu, President




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